As filed with the Securities and Exchange Commission on November 6, 2003
Registration No. 333-108762

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to
FORM S-3
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

WCI COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	59-2857021 (I.R.S. Employer Identification Number)

24301 Walden Center Drive

Bonita Springs, Florida 34134
(239) 947-2600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

SEE TABLE OF ADDITIONAL REGISTRANTS

Vivien N. Hastings, Esq.

Senior Vice President and General Counsel
WCI Communities, Inc.
24301 Walden Center Drive
Bonita Springs, Florida 34134
(239) 947-2600
(Name, address, including zip code, and telephone number
of agent for service)

With a copy to:

John B. Tehan, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
(212) 455-2000

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined based on market conditions and other factors.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.     ☑

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☐

(Continued on following page)

(Continued from preceding page)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed	Amount of
Title of Each Class of	Amount to be	Aggregate Offering	Maximum Aggregate	Registration
Securities to be Registered	Registered	Price per Security	Offering Price	Fee

4.0% Contingent Convertible Senior Subordinated Notes due 2023	$125,000,000	100%(1)(2)	$125,000,000(1)	$10,113*

Common Stock, par value $.01 per share	4,533,914 shares(3)	(4)	(4)	(4)

Subsidiary Guarantees of 4.0% Contingent Convertible Senior Subordinated Notes due 2023	N/A	(5)	(5)	(5)

*	The registration fee was paid on September 9, 2003.

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(i) of the Securities Act of 1933.

(2)	Exclusive of accrued interest and distributions, if any.

(3)	Represents the number of shares of our common stock that are initially issuable upon conversion of the Notes registered hereby. The estimated number of shares of common stock to be issued upon conversion of the Notes is based on an initial conversion price of $27.57 per share of common stock and assumes conversion of all of the Notes into shares of our common stock. In addition to the shares set forth in the table, pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares registered includes an indeterminate number of shares of our common stock issuable upon conversion of the Notes, as this amount may be adjusted as a result of stock splits, stock dividends and antidilution provisions.

(4)	We will not receive additional consideration in connection with the conversion into our common stock by the holders of the Notes, and therefore, no registration fee is required pursuant to Rule 457(i).

(5)	No separate consideration will be received for the Subsidiary Guarantees. Pursuant to Rule 457(n) of the Securities Act of 1933, as amended, there is no filing fee with respect to the Subsidiary Guarantees.

      The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

	State or Other		Address, including ZIP Code,
	Jurisdiction of	IRS Employer	and Telephone Number, including
Exact Name of Registrant	Incorporation or	Identification	Area Code, of Registrant’s
as Specified in Its Charter	Organization	Number	Principal Executive Offices

Bay Colony-Gateway, Inc.	Delaware	36-4025714	24301 Walden Center Drive Bonita Springs, Florida 34134 (239) 947-2600
Financial Resources Group, Inc.	Florida	59-3279648	24301 Walden Center Drive Bonita Springs, Florida 34134 (239) 947-2600
First Fidelity Title, Inc.	Delaware	59-3321774	24301 Walden Center Drive Bonita Springs, Florida 34134 (239) 947-2600
Florida Lifestyle Management Company	Florida	59-1505694	24301 Walden Center Drive Bonita Springs, Florida 34134 (239) 947-2600
Livingston Road, Inc.	Florida	59-3658689	24301 Walden Center Drive Bonita Springs, Florida 34134 (239) 947-2600
Sun City Center Golf Properties, Inc.	Delaware	59-3439449	24301 Walden Center Drive Bonita Springs, Florida 34134 (239) 947-2600
Sun City Center Realty, Inc.	Florida	59-1581628	24301 Walden Center Drive Bonita Springs, Florida 34134 (239) 947-2600
Watermark Realty, Inc.	Delaware	65-0619884	24301 Walden Center Drive Bonita Springs, Florida 34134 (239) 947-2600
The Colony at Pelican Landing Golf Club, Inc.	Florida	59-2415982	24301 Walden Center Drive Bonita Springs, Florida 34134 (239) 947-2600
Communities Amenities, Inc.	Florida	59-3431364	24301 Walden Center Drive Bonita Springs, Florida 34134 (239) 947-2600
Communities Home Builders, Inc.	Florida	59-3431554	24301 Walden Center Drive Bonita Springs, Florida 34134 (239) 947-2600
Gateway Communications Services, Inc.	Florida	65-0133017	24301 Walden Center Drive Bonita Springs, Florida 34134 (239) 947-2600
JYC Holdings, Inc.	Florida	59-3555684	24301 Walden Center Drive Bonita Springs, Florida 34134 (239) 947-2600
Marbella at Pelican Bay, Inc.	Florida	65-0738244	24301 Walden Center Drive Bonita Springs, Florida 34134 (239) 947-2600
Pelican Landing Golf Resort Ventures, Inc.	Delaware	59-3543449	24301 Walden Center Drive Bonita Springs, Florida 34134 (239) 947-2600
Sarasota Tower, Inc.	Florida	65-1012613	24301 Walden Center Drive Bonita Springs, Florida 34134 (239) 947-2600

	State or Other		Address, including ZIP Code,
	Jurisdiction of	IRS Employer	and Telephone Number, including
Exact Name of Registrant	Incorporation or	Identification	Area Code, of Registrant’s
as Specified in Its Charter	Organization	Number	Principal Executive Offices

Tarpon Cove Yacht & Racquet Club, Inc.	Florida	59-3413469	24301 Walden Center Drive Bonita Springs, Florida 34134 (239) 947-2600
Tiburon Golf Ventures, Inc.	Delaware	59-3515983	24301 Walden Center Drive Bonita Springs, Florida 34134 (239) 947-2600
Watermark Realty Referral, Inc.	Florida	59-3227694	24301 Walden Center Drive Bonita Springs, Florida 34134 (239) 947-2600
WCI Communities Property Management, Inc.	Florida	65-0734347	24301 Walden Center Drive Bonita Springs, Florida 34134 (239) 947-2600
WCI Golf Group, Inc.	Florida	59-3518710	24301 Walden Center Drive Bonita Springs, Florida 34134 (239) 947-2600
WCI Realty, Inc.	Florida	59-3408628	24301 Walden Center Drive Bonita Springs, Florida 34134 (239) 947-2600
Bay Colony Realty Associates, Inc.	Florida	65-0227049	24301 Walden Center Drive Bonita Springs, Florida 34134 (239) 947-2600
Bay Colony of Naples, Inc.	Florida	65-0323732	24301 Walden Center Drive Bonita Springs, Florida 34134 (239) 947-2600
Coral Ridge Communities, Inc.	Florida	65-0615045	24301 Walden Center Drive Bonita Springs, Florida 34134 (239) 947-2600
Coral Ridge Properties, Inc.	Florida	25-1184789	24301 Walden Center Drive Bonita Springs, Florida 34134 (239) 947-2600
Coral Ridge Realty, Inc.	Florida	59-0980280	24301 Walden Center Drive Bonita Springs, Florida 34134 (239) 947-2600
Coral Ridge Realty Sales, Inc.	Florida	59-2103316	24301 Walden Center Drive Bonita Springs, Florida 34134 (239) 947-2600
Florida Design Communities, Inc.	Florida	65-0585945	24301 Walden Center Drive Bonita Springs, Florida 34134 (239) 947-2600
Florida National Properties, Inc.	Florida	65-0615052	24301 Walden Center Drive Bonita Springs, Florida 34134 (239) 947-2600
Gateway Communities, Inc.	Florida	59-2167649	24301 Walden Center Drive Bonita Springs, Florida 34134 (239) 947-2600
Gateway Realty Sales, Inc.	Florida	59-2741697	24301 Walden Center Drive Bonita Springs, Florida 34134 (239) 947-2600
Heron Bay, Inc.	Florida	65-0540040	24301 Walden Center Drive Bonita Springs, Florida 34134 (239) 947-2600

	State or Other		Address, including ZIP Code,
	Jurisdiction of	IRS Employer	and Telephone Number, including
Exact Name of Registrant	Incorporation or	Identification	Area Code, of Registrant’s
as Specified in Its Charter	Organization	Number	Principal Executive Offices

Heron Bay Golf Course Properties, Inc.	Florida	65-0583106	24301 Walden Center Drive Bonita Springs, Florida 34134 (239) 947-2600
Pelican Bay Properties, Inc.	Florida	59-1906557	24301 Walden Center Drive Bonita Springs, Florida 34134 (239) 947-2600
Pelican Landing Communities, Inc.	Florida	25-1629089	24301 Walden Center Drive Bonita Springs, Florida 34134 (239) 947-2600
Pelican Landing Properties, Inc.	Florida	25-1629086	24301 Walden Center Drive Bonita Springs, Florida 34134 (239) 947-2600
Pelican Marsh Properties, Inc.	Florida	65-0348731	24301 Walden Center Drive Bonita Springs, Florida 34134 (239) 947-2600
Tarpon Cove Realty, Inc.	Florida	59-2000931	24301 Walden Center Drive Bonita Springs, Florida 34134 (239) 947-2600
WCI Homes, Inc.	Florida	59-3557486	24301 Walden Center Drive Bonita Springs, Florida 34134 (239) 947-2600
Communities Finance Company, LLC	Delaware	65-1062263	24301 Walden Center Drive Bonita Springs, Florida 34134 (239) 947-2600
WCI Capital Corporation	Florida	65-1108622	24301 Walden Center Drive Bonita Springs, Florida 34134 (239) 947-2600
Community Specialized Services, Inc.	Florida	59-3740762	24301 Walden Center Drive Bonita Springs, Florida 34134 (239) 947-2600
WCI Architecture & Land Planning, Inc.	Florida	02-0570572	24301 Walden Center Drive Bonita Springs, Florida 34134 (239) 947-2600

The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities or accept any offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED November 6, 2003

PROSPECTUS

$125,000,000

4.0% Contingent Convertible Senior Subordinated Notes due 2023 and

4,533,914 Shares of Common Stock Issuable Upon Conversion of the Notes

     We issued the Notes in a private placement in August 2003. Selling securityholders identified in this prospectus may use this prospectus to resell from time to time up to $125,000,000 of Notes and the related guarantees and to resell shares of our common stock received by those selling securityholders upon conversion of the Notes. The Notes, the related guarantees and those shares of our common stock may be offered in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices. The Notes are not listed on any securities exchange. The common stock is listed on the New York Stock Exchange under the symbol “WCI.”

     The Notes bear interest at a rate of 4.0% per year and will mature on August 5, 2023. Interest is payable semi-annually in arrears on February 5 and August 5 of each year, commencing on February 5, 2004. In addition to regular interest on the Notes, commencing with the six-month interest period beginning August 5, 2006, contingent interest will also accrue on the Notes in the event of the circumstances, and at the rate, specified under “Description of the Notes—Contingent Interest” on page 29.

     Holders may convert the Notes into shares of our common stock initially at a conversion price of $27.57 per share, which is equal to a conversion rate of approximately 36.2713 shares per $1,000 principal amount of Notes, subject to adjustment, prior to the maturity date only under the following circumstances: (1) during any calendar quarter commencing after the issuance of the Notes, if the closing sale price of our common stock over a specified number of trading days during the previous quarter is more than 120% of the applicable conversion price per share of our common stock on the last trading day of the previous quarter; (2) if we have called the particular Notes for redemption and the redemption has not yet occurred; (3) subject to certain exceptions, during the five trading day period after any five consecutive trading day period in which the average trading price of the Notes per $1,000 principal amount for each day of such period was less than 95% of the product of the closing sale price of our common stock on that day multiplied by the number of shares of our common stock issuable upon conversion of $1,000 principal amount of the Notes; (4) during the period that (i) the credit rating assigned to the Notes by Standard & Poor’s (or its successor) or Moody’s (or its successor) is below B- or B1, respectively; (ii) the credit rating assigned to the Notes by such rating agencies (or their respective successors) is suspended or withdrawn; or (iii) either such rating agencies (or their respective successors) are not then rating the Notes; or (5) upon the occurrence of specified corporate transactions described in this prospectus.

     We may redeem some or all of the Notes at any time on or after August 11, 2008, at a redemption price, payable in cash, of 100% of the principal amount of the Notes, plus accrued and unpaid interest (including contingent interest and additional amounts, if any) up to but not including to the date of redemption. In addition, we may redeem some or all of the Notes on or after August 11, 2006 for cash at a price equal to 100% of the principal amount of the Notes, plus accrued but unpaid interest (including contingent interest and additional amounts, if any) up to but not including the date of redemption, in the event that the closing sale price of our common stock over a specified number and period of trading days is more than 135% of the then applicable conversion price. Holders may also require us to repurchase all or a portion of their Notes on August 5, 2008, 2013 and 2018, and upon a change in control, as defined in the indenture governing the Notes, at the amounts, and upon the terms, described under “Description of Notes — Repurchase of Notes at the Option of the Holder” and “— Right to Require Repurchase of Notes upon a Change of Control” beginning on pages 37 and 38, respectively.

       Investing in the Notes involves risks. See “Risk Factors” beginning on page 7.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

              , 2003

      As used in this prospectus, the terms “company,” “we,” “our,” “ours” and “us”, unless the context otherwise requires, refer to WCI Communities, Inc. and its subsidiaries and predecessors as a combined entity.

      You should rely only on the information contained in this prospectus and those documents incorporated by reference herein. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any Note, related guarantee or shares of common stock into which the notes are convertible offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus.

i

SUMMARY

      This summary highlights information contained elsewhere in this prospectus or incorporated herein by reference. This summary is not complete and does not contain all of the information that you should consider before investing in the Notes. You should read the entire prospectus carefully, including the documents incorporated herein by reference. You should pay particular attention to the risks of investing in the Notes discussed under the “Risk Factors” section beginning on page 7.

Our Business

      We are a fully integrated homebuilding and real estate services company with over 50 years of experience in the design, construction and operation of leisure-oriented, amenity-rich master-planned communities. We offer a full complement of products and services to enhance our customers’ lifestyles and increase our recurring revenues. We design, sell and build single- and multi-family homes serving move-up, pre-retirement and retirement home buyers. We also design, sell and build luxury residential towers targeting affluent, leisure-oriented home purchasers. We have developed master-planned communities where today there are over 150,000 residents who enjoy lifestyle amenities such as award-winning golf courses, country clubs, deep-water marinas, tennis and recreational facilities, luxury hotels, upscale shopping and a variety of restaurants. Our master-planned communities offer a wide range of residential products from moderately priced homes to higher priced semi-custom, single- and multi-family homes and luxury residential towers.

      Our master-planned communities are in Florida, a highly sought-after retirement and leisure-oriented home destination, and one of the nation’s fastest growing economies. We typically begin a master-planned community by purchasing undeveloped or partially developed real estate. We design and develop community infrastructure and amenity improvements and build a full range of homes for sale to primary, second and retirement homebuyers.

      Our principal business lines include single- and multi-family homebuilding, mid- and high-rise homebuilding, amenity membership and operations and real estate services, each of which contributes to our profitability.

•	Homebuilding Activities. We believe the breadth of our homebuilding activities and the scope of our target market distinguishes us from our competitors. Our proprietary marketing system reaches prospective purchasers locally, regionally, nationally and internationally.

•	Single- and multi-family homes (including lot sales): We design, sell and build single- and multi-family homes serving primary, second and retirement homebuyers. We build most of these homes within our master-planned communities, where we create attractive amenities, often through affiliations with hotel operators and golf course designers such as The Ritz-Carlton, Raymond Floyd and Greg Norman. We believe that this approach increases the value of our homes and communities and helps us attract affluent purchasers. We also sell selected lots directly to buyers for the design and construction of large custom homes.

•	Mid-rise and high-rise tower residences: Unlike our traditional homebuilding competitors, we also design, sell and build luxury towers. Residences in these towers primarily target affluent, leisure-oriented home purchasers. Our sales contracts for these towers require substantial non-refundable cash deposits, generally ranging from 10% to 30% of the purchase price, and we typically do not start construction of the towers until there are sufficient pre-sales to cover the majority of the costs to construct the towers.

•	Amenities Membership and Operations. Our amenities, including golf, marina and recreational facilities, serve as the recreational and social hubs of each of our communities and enhance the marketability and sales value of the residences that surround each amenity. We design and construct the amenities in our communities. We profit from the sale of country club memberships and marina slips and by retaining ownership of some income producing properties.

•	Real Estate Services. We provide real estate services, such as real estate brokerage, title insurance, mortgage banking and property management to enhance our position as an integrated provider of residential products and services. We are the exclusive real estate brokerage franchisee of Prudential Real Estate Affiliates, Inc. in six regions in Florida.

•	Parcel Sales. We leverage our expertise and experience in master planning by strategically selling parcels at premium prices within our communities for the construction of products we do not choose to build. This enables us to create a more well rounded community by selling parcels to developers who will construct residential, commercial, industrial and rental properties, which we ordinarily do not develop.

Business Strategy

      The following are the key elements of our business strategy:

•	Continue to implement a vertically integrated business model. By serving as the master developer of our communities, and by retaining control of operations like amenities and real estate services, we believe we can ensure a high level of quality and generate greater returns than our competitors. We acquire and develop the land in our communities, construct the residences, design, build and operate the amenities in many of our communities and otherwise control all aspects of the planning, design, development, construction and operation of our communities.

•	Capitalize on favorable demographic trends and the overall strength of the Florida economy. We expect to benefit from favorable demographic and economic trends, such as the aging “baby boom” generation and the growing generational wealth transfer, resulting in a rapid expansion of our high income target customer base.

•	Continue to opportunistically acquire and profitably develop an attractive Florida land inventory. We believe that our expertise in development and our in-depth market knowledge enables us to successfully identify attractive land acquisition opportunities, efficiently manage the land’s development and maximize the land’s value.

•	Expand strategic partnerships and further develop product branding. We will continue to selectively enter into business relationships with highly regarded partners, as we have done in the past with The Ritz-Carlton, Hyatt, Raymond Floyd and Greg Norman. We believe that partnering with premium brands such as these adds incremental value to our affiliated residences and amenities. In addition, we seek to grow the name brand recognition of WCI Communities products and services.

•	Export our successful business model to other markets. We expect to selectively take advantage of attractive opportunities to grow outside of Florida. We believe that we can benefit from our expertise in developing master-planned resort oriented communities and luxury residential towers by expanding to resort and urban locations.

Principal Executive Offices

      Our principal executive office is located at 24301 Walden Center Drive, Bonita Springs, Florida 34134. Our telephone number is (239) 947-2600. WCI was incorporated in Delaware on October 26, 1987.

The Offering

Issuer	WCI Communities, Inc.

Notes Offered	We issued $125,000,000 aggregate principal amount of 4.0% Contingent Convertible Senior Subordinated Notes due 2023 in a private placement in August 2003. The selling securityholders identified in this prospectus may offer from time to time up to $125,000,000 of Notes and shares of our common stock received by these selling securityholders upon conversion of the Notes.

Issue Price	Each Note was issued at a price of $1,000 per Note.

Maturity	August 5, 2023.

Guarantees	Certain of our subsidiaries guarantee the Notes on a senior subordinated basis. See “Description of the Notes.”

Ranking	The Notes are our unsecured senior subordinated obligations. The Notes rank junior in right of payment to all of our senior indebtedness. As of October 31, 2003, the aggregate amount of our debt that ranked senior to the Notes and guarantees (including borrowings under our senior unsecured revolving credit facility) was approximately $64.8 million. In addition, as of October 31, 2003, we had the ability to borrow up to $677.7 million under our current credit facilities, all of which would be considered senior debt. All indebtedness permitted to be incurred under our outstanding senior subordinated note indentures are permitted to be senior debt.

The Notes rank equal in right of payment with all of our existing and future senior subordinated indebtedness, including our $350,000,000 10 5/8% Senior Subordinated Notes due 2011, our $200,000,000 9 1/8% Senior Subordinated Notes due 2012 and our $125,000,000 7 7/8% Senior Subordinated Notes due 2013, and senior in right of payment to all of our existing and future indebtedness that expressly provides that it ranks junior in right of payment to the Notes.

Our subsidiaries’ guarantees with respect to the Notes are general unsecured senior subordinated obligations of such guarantor subsidiaries and are subordinated to all of such guarantor subsidiaries’ existing and future senior debt. The guarantees rank equally with any senior subordinated indebtedness of the guarantor subsidiaries, including the guarantees of our $350,000,000 10 5/8% Senior Subordinated Notes due 2011, our $200,000,000 9 1/8% Senior Subordinated Notes due 2012 and our $125,000,000 7 7/8% Senior Subordinated Notes due 2013, and rank senior to such guarantor subsidiaries’ subordinated debt, if any.

We and our subsidiaries are not restricted by the Notes or the indenture under which the Notes were issued from incurring additional indebtedness or liens.

The subordination provisions of the Notes provide that we may not make any payment in respect of the Notes (except in permitted junior securities) if: (1) a payment default on designated senior debt occurs and is continuing beyond any applicable grace period; or (2) any other default occurs and is continuing on any series of designated senior debt that permit holders of that series of designated senior debt to accelerate its maturity and the trustee receives a notice of such default from us or the holders of any designated senior debt.

Payment on the notes may and shall be resumed: (1) in the case of a payment default, upon the date on which such default is cured or waived; and (2) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the payment blockage notice is received, unless the maturity of any designated senior debt has been accelerated. See “Description of the Notes — Subordination.”

Interest Payment Dates	February 5 and August 5 of each year, beginning February 5, 2004.

Contingent Interest	In addition to regular interest on the Notes, beginning with the six-month interest period beginning on August 5, 2006, contingent interest will also accrue during any six-month interest period where the average trading price of a Note for the five trading day period ending on the third trading day immediately preceding the first day of such six-month interest period equals $1,200 or more per $1,000 principal amount of Notes. During any period in which contingent interest accrues, the contingent interest payable on the Notes will be 0.50% per annum based on such average trading price.

Conversion Rights	You may convert the Note into shares of our common stock initially at a conversion price of $27.57 per share, which is equal to a conversion rate of approximately 36.2713 shares of common stock per $1,000 principal amount of Notes, subject to adjustment, prior to the maturity date in the following circumstances:

• during any calendar quarter commencing after the issuance of the Notes, if the closing sale price of our common stock price for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the calendar quarter preceding the quarter in which the conversion occurs is more than 120% of the applicable conversion price per share of our common stock on that 30th trading day;

• if we have called the particular Notes for redemption and the redemption has not yet occurred;

• subject to certain exceptions, during the five trading day period after any five consecutive trading day period in which the average trading price of the Notes per $1,000 principal amount of Notes for each day of such five-day period was less than 95% of the product of our common stock price on that day multiplied by the number of shares of our common stock issuable upon conversion of $1,000 principal amount of the Notes;

• during the period that (i) the credit rating assigned to the Notes by Standard & Poor’s (or its successor) or Moody’s (or its successor) is below B- or B1, respectively; (ii) the credit rating assigned to the Notes by such rating agencies (or their respective successors) is suspended or withdrawn; or (iii) either such rating agencies (or their respective successors) are not then rating the Notes; or

• upon the occurrence of specified corporate transactions described under “Description of the Notes—Conversion Rights.”

The conversion price is subject to adjustment, but will not be adjusted for accrued interest, contingent interest or for additional amounts referred to under “Description of the Notes—Registration Rights.” Upon conversion, the holder will not receive any cash payment representing accrued but unpaid interest, including contingent interest and additional amounts, if any. Instead, such accrued interest will be deemed paid by the shares of common stock received upon conversion.

In respect of any Note presented for conversion, in lieu of delivering shares of common stock upon conversion of that Note, we may elect to pay the holder cash in an amount equal to the product of the number of shares of common stock issuable upon conversion of that Note and the average of the common stock price for the five consecutive trading days following either:

• our notice of our election to deliver cash, which we must give within two business days after receiving a conversion notice unless we have earlier given notice of redemption as described herein; or

• the conversion date, if we have given notice of redemption of that Note specifying that we intend to deliver cash upon conversion after the redemption notice.

Optional Redemption	We may redeem some or all of the Notes at any time on or after August 11, 2008, at a price equal to 100% of the principal amount of the Notes, plus accrued but unpaid interest, including contingent interest and additional amounts, if any, up to but not including the date of redemption, payable in cash. In addition, we may redeem some or all of the Notes on or after August 11, 2006 for cash at a price equal to 100% of the principal amount of the Notes, plus accrued but unpaid interest (including contingent interest and additional amounts, if any) up to but not including the date of redemption, in the event that the closing sale price of our common stock over a specified number and period of trading days is more than 135% of the then applicable conversion price. See “Description of the Notes—Optional Redemption of the Notes.”

Sinking Fund	None.

Repurchase of Notes at the Option of the Holder	You may require us to repurchase all or a portion of your Notes on August 5, 2008, 2013 and 2018 for a purchase price equal to 100% of the principal amount plus accrued but unpaid interest, including contingent interest and additional amounts, if any, up to, but not including, the date of repurchase, payable in cash. See “Description of the Notes—Repurchase of Notes at the Option of the Holder.”

Change in Control	If a change in control, as that term is defined in “Description of the Notes—Right to Require Repurchase of Notes upon a Change in Control,” occurs, you will have the right to require us to repurchase all or a portion of your Notes for a period of time after the change in control. The repurchase price will be equal to 100% of the principal amount of the Notes, plus accrued but unpaid interest, including contingent interest and additional amounts, if any, to the date of repurchase, payable in:

• cash; or

• at our option, subject to the satisfaction of certain conditions, in common stock. The number of shares of common stock will equal the repurchase price divided by 95% of the average closing sale price for the five consecutive trading days ending on and including the third trading day prior to the repurchase date.

DTC Eligibility	The Notes have been issued only in book-entry form, such that the Notes will be represented by one or more global notes in fully registered form, without coupons, deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company (“DTC”). The global notes have been deposited with the trustee as custodian for DTC. See “Description of the Notes—Book-Entry System.”

Registration Rights	We have filed with the SEC a shelf registration statement, of which this prospectus is a part, for the resale of the Notes and the related guarantees and the resale of shares of our common stock received upon conversion of the Notes. We have agreed to keep the shelf registration statement effective until such time as specified in “Description of the Notes—Registration Rights.” Additional amounts are payable on the Notes and our common stock, as the case may be, during any period in which we are not in compliance with our obligations as specified in “Description of the Notes— Registration Rights.”

Trading of the Notes	The Notes have not been listed on any securities exchange or included in any automated quotation system.

No Prior Market	The Notes are new securities for which there is no market. Although the initial purchasers have informed us that they intend to make a market in the Notes, they are not obligated to do so and may discontinue market-making at any time without notice. Thus, a liquid market may not develop or be maintained.

Use of Proceeds	We will not receive any of the proceeds from this offering. See “Use of Proceeds.”

NYSE Symbol for our Common Stock	Our common stock is listed on the New York Stock Exchange under the symbol “WCI.”

For a complete description of the terms of the Notes and the related guarantees, please refer to “Description of the Notes.” For a complete description of our common stock, please refer to “Description of Capital Stock.”

United States Federal Income Tax Considerations

      The Notes and the related guarantees and shares of our common stock issuable upon conversion of the Notes will be subject to special and complex United States federal income tax rules. Holders are urged to consult their own tax advisors with respect to the federal, state, local and foreign tax consequences of purchasing, owning and disposing of the Notes, the guarantees and common stock issuable upon conversion of the Notes. See “Risk Factors—You should consider the United States federal income tax consequences of owning Notes” and “Material United States Federal Income Tax Considerations.”

RISK FACTORS

      Before you invest in the Notes, you should be aware that there are various risks, including those described below. You should consider carefully these risk factors together with all of the other information included in and incorporated by reference into this prospectus before you decide whether to purchase the Notes.

Risks Relating to the Notes

Substantial Indebtedness and High Leverage— Our substantial indebtedness and high leverage could adversely affect our financial health and prevent us from fulfilling our obligations under the Notes.

      We continue to have substantial debt and debt service requirements. At September 30, 2003:

•	our total debt was $879.5 million;

•	our total equity was $698.3 million;

•	total debt represented 55.7% of total capitalization of WCI Communities and its subsidiaries; and

•	we had up to approximately $384.4 million available for borrowings under the senior unsecured revolving credit facility.

      For the year ended December 31, 2002, our debt service payment obligations totaled approximately $71.3 million. For the nine month period ended September 30, 2003, our debt service obligations totaled approximately $52.0 million. Based on the terms, outstanding balances and interest rates of our indebtedness as of September 30, 2003, our annual debt service payment obligations would be $73.6 million.

      In addition, in connection with the development of certain of our communities, community development or improvement districts may utilize bond financing programs to fund construction or acquisition of certain on-site and off-site infrastructure improvements, near or at such communities. The obligation to pay principal and interest on the bonds issued by the districts is assigned to each parcel within the district. If the owner of the parcel does not pay such obligation, a lien will be placed on the property to secure the unpaid obligation. The bonds, including interest and redemption premiums, if any, and the associated lien on the property are typically payable, secured and satisfied by revenues, fees, or assessments levied on the property benefited.

      Although we are not directly obligated to pay all of the outstanding bond amounts, we do pay a portion of the revenues, fees, and assessments levied by the districts on the property benefited by the improvements within our communities. In addition, we guarantee district shortfalls under certain bond debt service agreements when the revenues, fees, and assessments which are designed to cover principal and interest and other operating costs of the bonds are not paid. In the event that debt service shortfalls guaranteed by us occur, we will be required to fund our obligations under these guarantees. The amount of bond obligations issued and outstanding by districts with respect to our communities totaled $148.5 million at September 30, 2003. We have accrued $51.4 million as of September 30, 2003 as the estimated amount of such bonds that we may be required to fund. The amount we may have to pay in connection with these bonds, however, may be more or less than the amount we have accrued.

      Our high degree of leverage could have important consequences to you, including the following:

•	our ability to satisfy our obligations with respect to the Notes may be impaired in the future;

•	our ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate or other purposes may be impaired in the future;

•	a substantial portion of our cash flow from operations must be dedicated to the payment of principal and interest on our indebtedness, thereby reducing the funds available to us for other purposes;

•	certain of our borrowings are and will continue to be at variable rates of interest (including borrowings under our senior unsecured revolving credit facility), which will expose us to the risk of increased interest rates;

•	we may be substantially more leveraged than certain of our competitors, which may place us at a competitive disadvantage; and

•	our substantial leverage may limit our flexibility to adjust to changing economic or market conditions, reduce our ability to withstand competitive pressures and make us more vulnerable to a downturn in general economic conditions.

      In addition, our senior unsecured revolving credit facility and our other debt instruments contain financial and other restrictive covenants that will limit our ability to, among other things, borrow additional funds.

Ability to Service Debt— We will require a significant amount of cash to service our indebtedness. If we are unable to generate a sufficient amount of cash, we may be unable to fulfill our obligations under the Notes.

      Our ability to make scheduled payments of principal of, or to pay the interest on, or to refinance our indebtedness, including the Notes, or to fund planned capital expenditures will depend on our future performance, which, to a certain extent, is subject to general economic conditions, financial, competitive, legislative, regulatory, political, business and other factors. We believe that cash generated by our business will be sufficient to enable us to make our debt payments, including payment on the Notes, as they become due. However, if our business does not generate sufficient cash flow or future borrowings are not available under our senior unsecured revolving credit facility or any other financing sources in an amount sufficient to enable us to service our indebtedness, including the Notes, or to fund our other liquidity needs, we may need to refinance all or a portion of our indebtedness, including the Notes, on or before maturity or incur additional debt. In that case, if we can not refinance any of our indebtedness, including our senior unsecured revolving credit facility and the Notes, or negotiate favorable or acceptable terms to refinance our indebtedness, we may not be able to fulfill our obligations under the Notes.

We are largely dependent on our subsidiaries and, to a lesser extent, our joint ventures for our cash flow. If our subsidiaries and joint ventures are unable to make sufficient payments to us, we may be unable to satisfy our obligations, including with respect to the Notes.

      Our subsidiaries and, to a lesser extent, joint ventures conduct a material amount of our operations and directly own a material amount of our assets. Therefore, our operating cash flow and ability to meet our debt obligations, including with respect to the Notes, will largely depend on the cash flow provided by our subsidiaries and, to a lesser extent, joint ventures in the form of loans, dividends and other payments to us as a shareholder, equity holder, service provider or lender. The ability of our subsidiaries and, to a lesser extent, joint ventures to make such payments to us will depend on their earnings, tax considerations, legal restrictions and restrictions under their indebtedness. If our subsidiaries and joint ventures are unable to make sufficient payments to us, we may be unable to satisfy our obligations, including with respect to the Notes.

Not all of our subsidiaries are guarantors, and your claims will be subordinated to all of the creditors of the non-guarantor subsidiaries.

      Many, but not all, of our direct and indirect subsidiaries will guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those non-guarantor subsidiaries before any assets of the non-guarantor subsidiaries are made available for distribution to us. As of September 30, 2003, the non-guarantor subsidiaries constituted less than 3% of each of our consolidated total assets and total liabilities.

Subordination— Your right to receive payments on the Notes is junior to our existing senior indebtedness and possibly all of our future borrowings. Furthermore, the guarantees of the Notes are junior to all of our guarantor subsidiaries’ existing senior indebtedness and possibly to all of their future borrowings.

      The Notes and the subsidiary guarantees rank behind all of our and the guarantor subsidiaries’ existing senior indebtedness (other than trade payables) and all of our and their future borrowings (other than trade payables), except any future indebtedness that expressly provides that it ranks equal with, or subordinated in right of payment to the Notes and the guarantees. As a result, upon any distribution to our creditors or the creditors of the guarantor subsidiaries in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantor subsidiaries or our or their property, the holders of our and the guarantor subsidiaries’ senior indebtedness will be entitled to be paid in full in cash before any payment may be made with respect to the Notes or the subsidiary guarantees.

      In addition, all payments on the Notes and the guarantees will be blocked in the event of a payment default on designated senior indebtedness and may be blocked for up to 179 of 360 consecutive days in the event of certain non-payment defaults on senior indebtedness.

      In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantor subsidiaries, holders of the Notes, the 10 5/8% Senior Subordinated Notes due 2011, the 9 1/8% Senior Subordinated Notes due 2012 and the 7 7/8% Senior Subordinated Notes due 2013 will participate with trade creditors and all other holders of our and our guarantor subsidiaries’ subordinated indebtedness in the assets remaining after we and the subsidiary guarantors have paid all of the senior indebtedness. However, because the indenture requires that amounts otherwise payable to holders of the Notes in a bankruptcy or similar proceeding be paid to holders of senior indebtedness instead, holders of the Notes may receive less, ratably, than holders of trade payables in any such proceeding. In any of these cases, we and the subsidiary guarantors may not have sufficient funds to pay all of our creditors and holders of Notes may receive less, ratably, than the holders of senior indebtedness.

      As of October 31, 2003, the aggregate amount of our debt that would have ranked senior to the Notes and guarantees (including borrowings under our senior unsecured revolving credit facility) would have been approximately $64.8 million. The indenture and our senior unsecured revolving credit facility permit us and the guarantor subsidiaries to incur substantial additional indebtedness, including indebtedness that ranks ahead of the Notes. If new indebtedness is added to our and our subsidiaries’ current indebtedness levels, the related risks associated with such additional indebtedness could increase.

Asset Encumbrances— A material amount of our assets are secured by a first priority security interest. Therefore, your ability to receive payments on the Notes is also junior to those lenders who have a security interest in our assets that are secured.

      The Notes are not secured by any of our assets. However, our construction loans relating to towers are secured by the underlying towers. If we become insolvent or are liquidated, the lenders under the construction loans would be entitled to exercise the remedies available to a secured lender. Accordingly, these lenders will have a claim on the assets securing their indebtedness and will have priority over any claim for payment under the Notes or the guarantees. In addition, the indenture governing the Notes permits the incurrence of additional debt, all of which may be secured debt. In the event of a bankruptcy or insolvency, because the Notes are not secured by any of our assets, it is possible that following the repayment of all of our secured indebtedness there would be no assets remaining from which claims of the holders of the Notes could be satisfied or, if any assets remained, they might be insufficient to satisfy such claims fully. See “Capitalization,” “Description of the Notes” and our audited and unaudited financial statements incorporated by reference in this prospectus.

Financing Change in Control Offer— We may not have the ability to fund the offer required by the indenture.

      Upon a change of control, we will be required to offer to repurchase all outstanding Notes, all of our outstanding existing 10 5/8% Senior Subordinated Notes due 2011, all of our outstanding and existing 9 1/8% Senior Subordinated Notes due 2012 and all of our outstanding 7 7/8% Senior Subordinated Notes due 2013, and may also be required to repurchase certain of our other indebtedness. In addition, holders may require us to repurchase all or a portion of their Notes on August 5, 2008, 2013 and 2018 at 100% of the principal amount of the Notes, plus accrued but unpaid interest (including contingent interest and additional amounts, if any) up to but not including to the date of repurchase, payable in cash. We may not have sufficient funds at the time of any such event to make any required repurchase of the Notes or any other indebtedness. In addition, restrictions in our senior unsecured revolving credit facility may not allow us to make such required repurchases. Whether or not prohibited by the terms of our senior unsecured revolving credit facility, any failure to repurchase tendered Notes would constitute an event of default and would accelerate our obligation to repurchase all of the outstanding Notes and could result in an event of default under our senior unsecured revolving credit facility and our other outstanding indentures.

      A change of control constitutes in and of itself an event of default under our senior unsecured revolving credit facility. In addition, under our indentures governing our senior subordinated notes, including the Notes, any event of default under our senior unsecured revolving credit facility that results in an acceleration of the obligations under the unsecured revolving credit facility, would constitute an event of default under those indentures, and would result in all indebtedness under the indentures to become immediately due and payable. In that event, we may not have sufficient funds to pay our obligations under the senior unsecured revolving credit facility and the outstanding indentures, including the Notes.

      The definition of “change in control” includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our assets. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require us to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets to another person or group may be uncertain.

Highly Leveraged Transaction—The indenture does not contain any provisions that would protect holders of Notes in the event of a highly leveraged or other transaction not involving a change of control. A highly leveraged transaction could make it difficult for us to satisfy our outstanding obligations and could cause the price of the Notes to decrease.

      The indenture does not contain any restriction on the payment of dividends, the incurrence of indebtedness or liens or the repurchase of our securities, and does not contain any financial covenants. Other than as described under “Description of the Notes— Right to Require Repurchase of Notes upon a Change in Control,” the indenture contains no covenants or other provisions that afford protection to holders of Notes in the event of a highly leveraged transaction. Therefore, as a result of a highly leveraged transaction, we may not have sufficient cash to fund our obligations under our outstanding indebtedness, including the Notes.

Restrictions Imposed by Terms of Our Indebtedness— Our inability to comply with the restrictions imposed by the terms of our outstanding indebtedness could lead to the acceleration of all of our outstanding indebtedness. In that event, we may not have sufficient cash to fund our obligations under our outstanding indebtedness, including the Notes.

      The indenture relating to our existing 10 5/8% Senior Subordinated Notes due 2011, the indenture relating to our existing 9 1/8% Senior Subordinated Notes due 2012 and the indenture relating to our existing 7 7/8% Senior Subordinated Notes due 2013 restrict, among other things, our ability to:

•	borrow money;

•	pay dividends on stock or make certain other restricted payments;

•	use assets as security in other transactions;

•	make certain investments;

•	enter into certain transactions with our affiliates; and

•	sell substantially all of our assets or merge with other companies.

      If we fail to comply with these covenants, we would be in default under the indentures listed above, and the principal and accrued interest on our existing 10 5/8% Senior Subordinated Notes due 2011, our existing 9 1/8%

Senior Subordinated Notes due 2012 and our existing 7 7/8% Senior Subordinated Notes due 2013 would become due and payable, which would result in the Notes becoming immediately due and payable.

      In addition, our senior unsecured revolving credit facility contains many restrictive covenants similar to the covenants of the indentures but the covenants in the senior unsecured revolving credit facility are generally more restrictive than those contained in the indentures. Our senior unsecured revolving credit facility also requires us to maintain specified consolidated financial ratios and satisfy certain consolidated financial tests. If we fail to meet those tests or breach any of the covenants, the lenders under our senior unsecured revolving credit facility could declare all amounts outstanding thereunder, together with accrued interest, to be immediately due and payable. If all amounts outstanding under our senior unsecured revolving credit facility are declared immediately due and payable, we may not be able to repay in full such indebtedness or any other indebtedness, including the Notes.

      In addition, if we default under the indentures, our senior unsecured revolving credit facility or the instruments governing our other indebtedness, that default could constitute a cross-default under the indentures, our senior unsecured revolving credit facility or the instruments governing our other indebtedness. See “Description of the Notes.”

Fraudulent Conveyance Matters—Federal and state statutes allow courts, under specific circumstances, to void guarantees and require Noteholders to return payments received from guarantors. In addition, should a court void a guarantor subsidiary’s guarantee, the Notes will be structurally subordinated to that guarantor subsidiary’s outstanding obligations.

      Under Federal bankruptcy law and comparable provisions of state fraudulent transfer laws, if, among other things, any guarantor subsidiary, at the time it incurred the debt evidenced by its guarantee of the Notes:

•	received less than reasonably equivalent value or fair consideration for the guarantees;

•	was insolvent or rendered insolvent as a result of issuing the guarantees;

•	was engaged in a business or transaction for which that guarantor subsidiary’s remaining assets constituted unreasonably small capital;

•	intended to incur, or believed that it would incur, debts beyond its ability to pay as those debts matured; or

•	intended to hinder, delay or defraud that guarantor subsidiary’s creditors,

then the guarantee of that guarantor subsidiary could be voided, or claims by holders of the Notes under that guarantee could be subordinated to all other debts of that guarantor subsidiary. In addition, any payment by that guarantor subsidiary pursuant to its guarantee could be required to be returned to that guarantor subsidiary, or to a fund for the benefit of the creditors of that guarantor subsidiary.

      The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, a guarantor subsidiary would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the saleable value of all of its assets at a fair valuation;

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

      On the basis of historical financial information, recent operating history and other factors, we believe that each guarantor subsidiary, after giving effect to the debt incurred by that guarantor subsidiary in connection with the offering, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. However, a court may apply a different standard in making such determinations or a court may disagree with our conclusions in this regard.

No Prior Market for the Notes—You cannot be sure that an active trading market will develop for the Notes. If an active trading market does not develop for the Notes, the liquidity and value of the Notes may be diminished.

      The Notes were issued on August 5, 2003. An active trading market for the Notes may not develop or, if a trading market develops, it may not continue. We have been advised by the Initial Purchasers that they currently intend to make a market in the Notes. However, the Initial Purchasers are not obligated to do so. Any market-making may be discontinued at any time. Further, the liquidity of, and trading market for, the Notes may be adversely affected by declines and volatility in the market for high yield and convertible securities. The liquidity of and trading market for the Notes also may be adversely affected by any changes in our financial performance or prospects or in the prospects for the companies in our industry. We do not intend to list the Notes on any national securities exchange or to seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System.

Fluctuation of the Price of Our Common Stock—The trading prices for the Notes will be directly affected by the trading prices of our common stock and a decrease in the price of our common stock can cause the price of the Notes to decrease as well.

      The trading prices of the Notes in the secondary market will be directly affected by the trading prices of our common stock, the general level of interest rates and our credit quality. Trading prices of our common stock will be influenced by our operating results and prospects and by economic, financial and other factors. In addition, general market conditions, including the level of, and fluctuations in, the trading prices of stocks generally, and sales of substantial amounts of common stock by us in the market, or the perception that such sales could occur, could affect the price of our common stock and, as a result, the Notes. Fluctuations in interest rates may give rise to arbitrage opportunities based upon changes in the relative value of our common stock. In addition, changes to our credit rating could negatively affect the trading price of our common stock and the Notes. Any other arbitrage could, in turn, affect the trading prices of the Notes. Any decrease in the price of our common stock can, in turn, result in a decrease in the price of the Notes.

 If you hold Notes, you will not be entitled to any rights with respect to our common stock, but you will be subject to any changes made with respect to our common stock. Therefore, changes that are adverse to the holders of common stock into which the Notes are convertible may be made without your ability to vote on such changes.

      If you hold Notes, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you will be subject to all changes affecting our common stock. You will only be entitled to rights on the common stock if and when we deliver shares of common stock to you upon conversion of your Notes and in limited cases under the anti-dilution adjustment provisions of the Notes. For example, in the event that an amendment is proposed to our certificate of incorporation or by-laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery to you of the common stock, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

The market price of our common stock could decrease due to the substantial number of shares that are eligible for future sale, which, in turn, could cause the price of the Notes to decrease.

      We may, in the future, sell additional shares of our common stock in subsequent public offerings or in connection with potential acquisitions. Sales of a substantial number of shares of our common stock into the public market after this offering or the perception that these sales could occur, could cause our stock price to decline, which, in turn, could cause the trading prices of the Notes to decline. As of October 31, 2003, we had 100,000,000 shares of authorized common stock, and 43,580,695 shares of common stock outstanding. In addition, as of October 31, 2003, 4,522,700 shares of our common stock are issuable upon the exercise of outstanding stock options, of which 1,690,516 options are currently exercisable under our stock option plans.

Provisions in our charter documents and Delaware law may make it difficult for a third party to acquire our company and could depress the price of our common stock, which, in turn, could cause the price of the Notes to decrease.

      Delaware corporate law and our restated certificate of incorporation and bylaws contain provisions that could delay, defer or prevent a change in control of WCI or our management. These provisions could also discourage a proxy contest and make it more difficult for stockholders to elect directors and take other corporate actions. As a result, these provisions could limit the price that investors are willing to pay in the future for the Notes and the shares of our commons stock into which the Notes are convertible. These provisions include:

•	creating a classified board of directors;

•	authorizing the board of directors to issue preferred stock

•	prohibiting cumulative voting in the election of directors;

•	limiting the person who may call special meetings of stockholders; prohibiting stockholder action by written consent; and

•	establishing advance notice requirements for nominations for election to the board of directors for proposing matters that can be acted on by stockholders at stockholder meetings.

      We are also subject to certain provisions of Delaware law which could delay, deter or prevent us from entering into an acquisition, including Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in a business combination with an interested stockholder unless specific conditions are met. See “Description of Capital Stock—Preferred Stock and Series Common Stock” and “Description of Capital Stock—Anti-Takeover Measures.”

Our stock price may be particularly volatile because of the industry we are in and, as a result, the price of the Notes may experience extreme fluctuations.

      The stock market in general has recently experienced extreme price and volume fluctuations. In addition, the market prices of securities of homebuilding companies have been volatile, and have experienced fluctuations that have often been unrelated to or disproportionate to the operating performance of such companies. These broad market fluctuations could adversely affect the price of the Notes and the share of our common stock into which the Notes are convertible.

Our reported earnings per share may be more volatile because of the conversion contingency provision of the Notes, which, in turn, could cause the price of the Notes to experience extreme fluctuations.

      Holders of the Notes are entitled to convert the Notes into shares of our common stock, among other circumstances, if the price of the shares of our common stock for the periods described in this prospectus is more than 120% of the applicable conversion price or, subject to certain exceptions, the price of the Notes for the periods described in this prospectus is less than 95% of the closing price of our common stock multiplied by the number of shares of our common stock issuable upon conversion of the Notes. Unless and until this contingency or another conversion contingency is met, the shares of our common stock underlying the Notes are not included in the calculation of our basic or fully diluted earnings per share. Should this contingency be met, fully diluted earnings per share would, depending on the relationship between the interest on the Notes and the earnings per share of our common stock, be expected to decrease as a result of the inclusion of the underlying shares in the fully diluted earnings per share calculation. Volatility in our stock price could cause this condition to be met in one quarter and not in a subsequent quarter, increasing the volatility of fully diluted earnings per share.

Owning the Notes may result in negative tax consequences under United States federal income tax rules and regulations.

      We and each holder agree in the indenture to treat the Notes as “contingent payment debt instruments” subject to the contingent payment debt regulations. As a result, a holder will be required to include amounts in income, as original issue discount, in advance of cash such holder receives on a Note, and to accrue interest on a constant yield to maturity basis at a rate comparable to the rate at which we would borrow in a fixed-rate, noncontingent, nonconvertible borrowing (which we have determined to be 8.9%, compounded semi-annually), even though the Notes will have a significantly lower yield to maturity. A holder will recognize taxable income significantly in excess of cash received while the Notes are outstanding. In addition, a holder will recognize ordinary income, if any, upon a sale, exchange, conversion or redemption of the Notes at a gain. Holders are urged to consult their own tax advisors as to the United States federal, state and other tax consequences of acquiring, owning and disposing of the Notes and shares of common stock. See “Material United States Federal Income Tax Considerations.”

Risks Relating to our Business

Significant Capital Requirements—If we are not able to raise sufficient capital to enhance and maintain the operations of our properties and to expand and develop our real estate holdings, our results of operations and revenues could decline.

      We operate in a capital intensive industry and require significant capital expenditures to maintain our competitive position. Failure to secure needed additional financing, if and when needed, may limit our ability to grow our business which could reduce our results of operations and revenues. We expect to make significant capital expenditures in the future to enhance and maintain the operations of our properties and to expand and develop our real estate holdings. In the event that our plans or assumptions change or prove to be inaccurate or if cash flow proves to be insufficient, due to unanticipated expenses or otherwise, we may seek to minimize cash expenditures and/or obtain additional financing in order to support our plan of operations. Additional funding, whether obtained through public or private debt or equity financing, or from strategic alliances, may not be available when needed or may not be available on terms acceptable to us, if at all.

Inability to Successfully Develop Communities—If we are not able to develop our communities successfully, our earnings could be diminished.

      Before a community generates any revenues, material expenditures are required to acquire land, to obtain development approvals and to construct significant portions of project infrastructure, amenities, model homes and sales facilities. It generally takes several years for a community development to achieve cumulative positive cash flow. Our inability to develop and market our communities successfully and to generate positive cash flows from these operations in a timely manner would have a material adverse effect on our ability to service our debt and to meet our working capital requirements.

Risks Associated with Construction—Problems in the construction of our communities could result in substantial increases in cost and could disrupt our business which would reduce our profitability.

      We must contend with the risks associated with construction activities, including the inability to obtain insurance or obtaining insurance at significantly increased rates, cost overruns, shortages of lumber or other materials, shortages of labor, labor disputes, unforeseen environmental or engineering problems, work stoppages and natural disasters, any of which could delay construction and result in a substantial increase in costs which would reduce our profitability. Where we act as the general contractor, we are responsible for the performance of the entire contract, including work assigned to unaffiliated subcontractors. Claims may be asserted against us for construction defects, personal injury or property damage caused by the subcontractors, and these claims may give rise to liability. Where we hire general contractors, if there are unforeseen events like the bankruptcy of, or an uninsured or under-insured loss claimed against, our general contractors, we may become responsible for the losses or other obligations of the general contractors, which may materially and adversely affect our results of operations. Should losses in excess of insured limits occur, the losses could adversely affect our results of operations. In addition, our results of operations could be negatively impacted in the event that a general contractor experiences significant cost overruns or delays and is not able or willing to absorb such impacts.

Risk of Increased Interest Rates—Because many of our customers finance their home purchases, increased interest rates could lead to fewer home sales which would reduce our revenues.

      Many purchasers of our homes obtain mortgage loans to finance a substantial portion of the purchase price of their homes. In general, housing demand is adversely affected by increases in interest rates, housing costs and unemployment and by decreases in the availability of mortgage financing. In addition, there have been discussions of possible changes in the federal income tax laws which would remove or limit the deduction for home mortgage interest. If effective mortgage interest rates increase and the ability or willingness of prospective buyers to finance home purchases is adversely affected, our operating results may also be negatively affected which may impair our ability to make payments on the Notes.

Availability of Land—Because our business depends on the acquisition of new land, the unavailability of land could reduce our revenues or negatively affect our results of operations.

      Our operations and revenues are highly dependent on our ability to expand our portfolio of land parcels. We may compete for available land with entities that possess significantly greater financial, marketing and other resources. Competition generally may reduce the amount of land available as well as increase the bargaining power of property owners seeking to sell. An inability to effectively carry out any of our sales activities and development resulting from the unavailability of land may adversely affect our business, financial condition and results of operations.

National and Regional Economic Conditions—A deterioration in national and regional economic conditions could adversely impact our real estate sales and revenues.

      Our real estate sales and revenues could decline due to a deterioration of regional or national economies. Our sales and revenues would be disproportionately affected by worsening economic conditions in the Midwestern and Northeastern United States because we generate a disproportionate amount of our sales from customers in those regions. In addition, a significant percentage of our residential units are second home purchases which are particularly sensitive to the state of the economy.

Risks Associated with Our Geographic Concentration in Florida—Because of our geographic concentration in Florida, an economic downturn in Florida could reduce our revenues or our ability to grow our business.

      We currently develop and sell our properties only in Florida. Consequently, any economic downturn in Florida could reduce our revenues or our ability to grow our business. In addition, the appeal of becoming an owner of one of our residential units may decrease if potential purchasers do not continue to view the locations of our communities as attractive primary, second home or retirement destinations.

Risks Due to Recent Events—Increased insurance risk, perceived risk of travel and adverse changes in economic conditions as a result of recent events could negatively affect our business.

      We believe that insurance and surety companies are re-examining many aspects of their business, and may take actions including increasing premiums, requiring higher self-insured retentions and deductibles, requiring additional collateral on surety bonds, reducing limits, restricting coverages, imposing exclusions, such as sabotage and terrorism, and refusing to underwrite certain risks and classes of business. Any increased premiums, mandated exclusions, change in limits, coverages, terms and conditions or reductions in the amounts of bonding capacity available may adversely affect our ability to obtain appropriate insurance coverages at reasonable costs, which could have a material adverse effect on our business.

Community Relations—Poor relations with the residents of our communities could negatively impact sales, which could cause our revenues or results of operations to decline.

      As a community developer, we may be expected by community residents from time to time to resolve any real or perceived issues or disputes that may arise in connection with the operation or development of our communities. Any efforts made by us in resolving these issues or disputes could be deemed unsatisfactory by the affected residents and any subsequent action by these residents could negatively impact sales, which could cause our revenues or results of operations to decline. In addition, we could be required to make material expenditures related to the settlement of such issues or disputes or modify our community development plans.

Risks and Costs of Growth—We may not be successful in our efforts to identify, complete or integrate acquisitions which could adversely affect our results of operations and prospects.

      A principal component of our strategy is to continue to grow profitably in a controlled manner in both existing and new markets by acquiring and developing land or by acquiring other property developers or homebuilders. However, we may not be successful in implementing our acquisition strategy and growth may not continue at historical levels or at all. The failure to identify, acquire and integrate other businesses or real estate development opportunities effectively could adversely affect our business, assets, financial condition, results of operations and prospects.

Variability in Our Results—We experience variability in our results of operations in each quarter and accordingly, quarter-to-quarter comparisons should not be relied upon as an indicator of our future performance. In addition, as a result of such fluctuations, our stock price and, in turn, the price of the Notes may experience significant volatility.

      We have historically experienced, and in the future expect to continue to experience, variability in our revenue, profit and cash flow. Our historical financial performance is not necessarily a meaningful indicator of future results and we expect financial results to vary from project to project and from quarter to quarter. In particular, our revenue recognition policy for tower residences can cause significant fluctuation in our total revenue from quarter to quarter. We believe that quarter-to-quarter comparisons of our results should not be relied upon as an indicator of future performance. As a result of such fluctuations, our stock price and, as a result, the price of the Notes may experience significant volatility.

      We commence construction of a portion of our homes prior to obtaining non-cancellable sales contracts for those residences. Depending on the level of demand for these residences, some or all of these residences may not be sold at the prices or in the quantities originally expected. As a result, our operating income could be adversely affected.

Risks of Seasonality — We may be negatively impacted by seasonal factors, which could limit our ability to generate revenue and cash flow.

      Because our customers prefer to close on their home purchases before the winter, and due to the typical timing of tower construction commencement and completion, the fourth quarter of each year often produces a disproportionately large portion of our total year’s revenues, profits and cash flows. Therefore, delays or significant negative economic events that occur in the fourth quarter may have a disproportionate effect on revenues, profits and cash flows for the year.

Risk of Nonreceipt of Already Recognized Revenue and Profit on Tower Residence Sales—If we do not receive cash corresponding to previously recognized revenues, our future cash flows could be lower than expected.

      In accordance with generally accepted accounting principles, we recognize revenues and profits from sales of tower residences during the course of construction. Revenue is recorded when construction is beyond a preliminary stage, the buyer is committed to the extent of being unable to require a full refund of a significant deposit except for nondelivery of the residence, a substantial percentage of residences are under firm contract, collection of the sales price is assured and costs can be reasonably estimated. Due to various contingencies, like delayed construction and buyer defaults or cost overruns, we may receive less cash than the amount of revenue already recognized or the cash may be received at a later date than we expected which could affect our profitability and ability to pay our debts.

Risks of Expansion—Expansion into new geographic areas poses risks. If we are unable to successfully expand into new geographic areas, we may not be able to increase our results of operations and, as a result, the price of our common stock and the Notes may decrease.

      We plan to expand our business to new geographic areas outside of Florida. We will incur additional risks to the extent we develop communities in climates or geographic areas in which we do not have experience or develop a different size or style of community, including:

•	acquiring the necessary construction materials and labor in sufficient amounts and on acceptable terms;

•	adapting our construction methods to different geographies and climates; and

•	reaching acceptable sales levels at such communities.

      In addition, we may have difficulty attracting potential customers from areas and to a market in which we have not had significant experience.

Risks Associated with Natural Disasters—Our revenues and profitability may be adversely affected by natural disasters.

      The Florida climate presents risks of natural disasters. To the extent that hurricanes, severe storms, floods or other natural disasters or similar events occur, our business may be adversely affected. Although we insure for losses resulting from natural disasters, such insurance may not be adequate to cover business interruption or losses resulting therefrom, which may have a material adverse effect on our business, assets, financial condition, results of operations and prospects.

Risks Associated with Our Industry—Laws and regulations related to property development may subject us to additional costs and delays which could reduce our revenues, profits or prospects.

      We are subject to a variety of statutes, ordinances, rules and regulations governing certain developmental matters, building and site design which may impose additional costs and delays on us. In particular, we may be required to obtain the approval of numerous governmental authorities regulating such matters as permitted land uses, levels of density and the installation of utility services such as gas, electric, water and waste disposal. In addition, certain fees, some of which may be substantial, may be imposed to defray the cost of providing certain governmental services and improvements. We also may be subject to additional costs or delays or may be precluded from building a project entirely because of “no growth” or “slow growth” initiatives, building permit allocation ordinances, building moratoriums, restrictions on the availability of utility services or similar governmental regulations that could be imposed in the future. These ordinances, moratoriums or restrictions, if imposed, could cause our costs to increase and delay our planned or existing projects, which would in turn reduce our revenues, profits or ability to grow our business.

      In addition, some of our land and some of the land that we may acquire has not yet received planning approvals or entitlements necessary for planned development or future development. Failure to obtain entitlement of this land on a timely basis may adversely affect our future results and prospects. This land may not become entitled on a timely basis.

Environmental Regulation—Compliance with applicable environmental laws may substantially increase our costs of doing business which could reduce our profits.

      We are subject to various laws and regulations relating to the operation of our properties, which are administered by numerous federal, state and local governmental agencies. Our growth and development opportunities in Florida may be limited and more costly as a result of legislative, regulatory or municipal requirements. The inability to grow our business or pay these costs could reduce our profits. In addition, our operating costs may also be affected by our compliance with, or our being subject to, environmental laws, ordinances and regulations relating to hazardous or toxic substances of, under, or in such property. These costs could be significant and could result in decreased profits or the inability to develop our land as originally intended.

FORWARD-LOOKING STATEMENTS

      This prospectus includes and incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to analyses and other information which are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our future prospects, developments and business strategies.

      These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” and similar terms and phrases, including references to assumptions. These statements are contained in the documents incorporated herein by reference and in the sections entitled “Summary,” “Risk Factors” and other sections of this prospectus.

      Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, our actual results may be materially different than those reflected, or suggested, by such forward-looking statements. Important factors that could cause actual results to differ materially from our forward-looking statements are set forth below and elsewhere in this prospectus, including under the section headed “Risk Factors.” These factors include, among others:

•	our ability to compete in the Florida real estate market;

•	the availability and cost of land in desirable areas in Florida and elsewhere and the ability to expand successfully into those areas;

•	our ability to obtain necessary permits and approvals for the development of our land;

•	our ability to raise debt and equity capital and grow our operations on a profitable basis;

•	our ability to pay principal and interest on our current and future debts;

•	our ability to sustain or increase historical revenues and profit margins;

•	material increases in labor and material costs;

•	increases in interest rates;

•	the level of consumer confidence;

•	adverse legislation or regulations;

•	unanticipated litigation or legal proceedings;

•	natural disasters; and

•	continuation and improvement of general economic conditions and business trends.

All forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. We undertake no obligation to update any forward-looking statements in this prospectus, the documents incorporated herein by reference or elsewhere.

      Our risks are more specifically described in “Risk Factors.” If one or more of these risks or uncertainties materializes, or if underlying assumptions prove incorrect, our actual results may vary materially from those expected, estimated or projected.

USE OF PROCEEDS

      We will not receive any proceeds from the resale of the Notes or the shares of our common stock which are issuable upon conversion of the Notes. We received net proceeds from the sale of the Notes in the initial offering of approximately $121.0 million, after deducting the initial purchasers’ discounts and commissions and estimated offering expenses payable by us. We used the net proceeds from the initial offering to pay down $9.3 million of mortgages and notes payable, with an interest rate of 7.5% and a maturity date of February 2004, and the balance of the net proceeds to repay indebtedness outstanding under our senior unsecured revolving credit facility. The interest rate for the senior unsecured revolving credit facility is equal to the prime rate or LIBOR plus 180 basis points and the maturity date of those borrowings is June 2005.

RATIOS OF EARNINGS TO FIXED CHARGES

      The following table sets forth our ratios of earnings to fixed charges for the periods indicated:

											Nine Months
	Year Ended December 31,										Ended

	1998		1999		2000		2001		2002		September 30, 2003

Ratio of Earnings to Fixed Charges(1)	1.81	x	1.80	x	2.64	x	3.22	x	3.11	x	2.14	x

(1)	Earnings have been calculated as (a) pre-tax income or loss from operations before adjustment for income or loss from equity investees, plus (b) fixed charges, plus (c) amortization of capitalized interest, plus (d) distributed income from equity investees, minus (e) interest capitalized. Fixed charges are comprised of (a) interest incurred, both expensed and capitalized, (b) debt issue cost amortization in the period and (c) the portion of rental expense representative of the interest factor.

PRICE RANGE OF COMMON STOCK

      Our common stock is traded on the New York Stock Exchange under the symbol “WCI.” The following table sets forth, for the periods indicated, the range of high and low sale prices for our common stock. On November 3, 2003, the last reported sale price for our common stock was $22.10 per share.

	Common Stock
	Price

	High	Low

Year Ended December 31, 2002
First Quarter	$26.30	$22.16
Second Quarter	33.60	23.40
Third Quarter	29.37	11.20
Fourth Quarter	13.95	7.50

Year Ending December 31, 2003
First Quarter	$11.00	$8.80
Second Quarter	20.65	10.41
Third Quarter	20.95	15.30
Fourth Quarter (through November 3, 2003)	22.14	16.43

      As of October 31, 2003, there were 95 holders of record of our common stock.

DIVIDEND POLICY

      We have never paid dividends on our common stock and we do not currently anticipate paying dividends on our common stock.

      The terms of our indebtedness impose limitations on our ability to pay dividends or make other distributions on our capital stock. We may enter into additional agreements related to our indebtedness from time to time which may contain similar limitations.

      Future dividends on our common stock, if any, will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements and surplus, financial condition, legal and contractual restrictions and other factors that our board of directors may deem relevant.

CAPITALIZATION

      The following table presents our historical unaudited consolidated capitalization as of September 30, 2003. This information should be read together with our audited and unaudited financial statements and the other financial and operating data incorporated by reference into this prospectus.

As of
September 30,
2003

Actual

(In thousands)
Cash and cash equivalents	$41,579

Debt obligations (including current portion):
Senior unsecured revolving credit facility(1)	—
Mortgages and notes payable	75,519
Senior subordinated notes due 2011	353,994
Senior subordinated notes due 2012	200,000
Senior subordinated notes due 2013	125,000
Contingent convertible senior subordinated notes due 2023	125,000

Total debt obligations	$879,513

Shareholders’ equity:
Common stock, $.01 par value, 100,000,000 shares authorized and 44,702,611 shares issued	$447
Additional paid-in capital	278,681
Retained earnings	433,522
Treasury stock, at cost, 1,132,183 shares	(13,795)
Accumulated other comprehensive loss	(550)

Total shareholders’ equity	698,305

Total capitalization	$1,577,818

Ratio of debt to total capitalization	55.7%

(1)	As of October 31, 2003, there was no outstanding balance under our senior unsecured revolving credit facility and we had $381.4 million available for borrowings under that credit facility.

SELECTED FINANCIAL DATA

      The following tables set forth our selected historical consolidated financial data for each of the five years in the period ended December 31, 2002 and for the nine months ended September 30, 2003 and 2002. Balance sheet data as of December 31, 2002 and 2001 and statements of operations data for the years ended December 31, 2002, 2001 and 2000 have been derived from our audited consolidated financial statements, which are incorporated herein by reference. Balance sheet data as of December 31, 2000, 1999 and 1998 and statement of operations data for the years ended December 31, 1999 and 1998 have been derived from our audited consolidated financial statements that are not incorporated herein by reference. The selected consolidated financial data as of September 30, 2003 and for the nine months ended September 30, 2003 and 2002 are derived from our unaudited consolidated financial statements, which are incorporated herein by reference. The following information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited and unaudited historical consolidated financial statements, including the introductory paragraphs and related notes thereto, incorporated herein by reference.

	Nine
	months ended
	September 30,		Years ended December 31,

Statement of operations data(1)	2003	2002(2)	2002(2)	2001(2)	2000	1999(2)	1998(3)

	(Unaudited)

	(in thousands)
Total revenues	$877,017	$760,925	$1,211,809	$1,097,342	$870,408	$661,649	$439,388
Gross margin(4)	212,547	217,383	334,978	312,186	247,222	161,962	109,497
Income before income taxes	75,110	98,817	171,608	169,228	134,403	74,331	54,064
Net income	45,967	60,249	104,816	102,235	81,941	79,893	41,183

Net income pro forma for C corporation status(5)							$36,125

Earnings per share:
Basic	$1.05	$1.42	$2.45	$2.81	$2.25	$2.19	$1.65
Diluted	$1.02	$1.37	$2.37	$2.75	$2.25	$2.19	$1.65
Weighted average number of shares(6):
Basic	43,926,047	42,282,099	42,804,826	36,381,715	36,379,927	36,479,555	26,091,574
Diluted	45,167,200	43,949,387	44,247,779	37,268,832	36,379,927	36,479,555	26,091,574

Earnings per share pro forma for C corporation status:
Basic and diluted							$1.38

	As of	As of December 31,
	September 30,
Balance sheet data	2003	2002	2001	2000	1999	1998(3)

	(Unaudited)
		(in thousands)
Real estate inventories	$1,150,384	$977,524	$808,830	$679,604	$632,120	$488,049
Total assets	2,039,451	1,903,892	1,559,457	1,200,951	991,760	923,517
Debt(7)	879,513	729,956	682,611	553,256	545,416	506,128
Stockholders’ equity/ Partners’ capital	698,305	663,488	419,045	319,222	237,500	157,956

(1)	In the nine months ended September 30, 2003, amortization of previously capitalized interest and real estate taxes have been reclassified from interest expense and real estate tax expense to cost of sales. Equity in (losses) earnings from joint ventures and other income have been reclassified from revenue to other income and expense. Interest income and expense related to mortgage banking has been reclassified from other income and interest expense to revenues. All prior periods have been reclassified to conform to the current period presentation. These reclassifications have no impact on net income.

(2)	Effective January 1, 2003, the Company adopted Statement of Financial Accounting Standards (SFAS) 145. In addition to rescinding SFAS 4, 44 and 64 and amending SFAS 13, SFAS 145 requires all gains and losses from extinguishment of debt to be included as an item of income from continuing operations in accordance with APB 30. As a result of the adoption of SFAS 145, the Company reclassified expenses related to the early repayment of debt in the amount of $3,282, for the nine months ended September 30, 2002 and $3,282, $3,188 and $1,694 for the years ended December 31, 2002, 2001 and 1999, respectively.

(3)	Financial data as of and for the year ended December 31, 1998 consist of the accounts of WCI Communities, inclusive of Florida Design Communities, Inc. since December 1, 1998 (the date following the acquisition) and WCI Communities Limited Partnership for the complete year and reflects the reorganization of WCI Communities which occurred on November 30, 1998.

(4)	Gross margin represents our total line of business gross margin less overhead expenses directly related to each line of business.

(5)	Prior to November 30, 1998, WCI Communities Limited Partnership reported its taxable income to its partners. As a result, prior to November 30, except for earnings recorded by Bay Colony-Gateway, a C corporation, WCI Communities Limited Partnership’s consolidated taxable earnings were taxed directly to WCI Communities Limited Partnership’s then-existing partners. Net income (loss) pro forma for C corporation status assumes that WCI Communities filed a consolidated return as a C corporation and was taxed as a C corporation at the statutory tax rates that would have applied for all periods.

(6)	For 1998, weighted average shares basic and diluted were derived using the following assumptions: that 25,096,400 shares issued for the partners’ interest in WCI LP were considered outstanding for twelve months; that 10,939,374 shares issued for the acquisition of FDC were considered outstanding from date of issuance, November 30, 1998; and that 470,665 shares issued to employees were considered outstanding from the date of grant, December 4, 1998.

(7)	Debt excludes accounts payable and accrued expenses, customer deposits and other liabilities (other than land repurchase liabilities), deferred income tax liabilities and community development district obligations.

SELLING SECURITYHOLDERS

      We originally issued the Notes in a private placement that closed on August 5, 2003. The initial purchasers of the Notes have advised us that the Notes and the related guarantees were resold in transactions exempt from the registration requirements of the Securities Act to “qualified institutional buyers,” as defined in Rule 144A of the Securities Act. Selling securityholders may offer and sell the Notes and the related guarantees and/or offer and sell the shares of our common stock they received upon conversion of the Notes pursuant to this prospectus.

      The selling securityholders are offering Notes and related guarantees and/or shares of our common stock received upon conversion of the Notes under this prospectus pursuant to existing registration rights conferred by the registration rights agreement, dated as of August 5, 2003, among us, the guarantors named therein and Deutsche Bank Securities Inc. and Raymond James & Associates, Inc., as initial purchasers. The following table sets forth information, as of November 5, 2003, with respect to the selling securityholders and the principal amounts of Notes and number of shares of our common stock issuable upon conversion of the Notes beneficially owned by each selling securityholder that may be offered under this prospectus. Other than with respect to HBK Master Fund L.P. the selling security holders only own Notes or shares of our common stock into which the Notes are convertible. HBK Master Fund L.P. owns 14,200 shares of our common stock in addition to the Notes and the shares of common stock into which the Notes are convertible. Therefore, if any selling security holder, other than HBK Master Fund L.P., sells the maximum number of Notes or shares of common stock permitted to be sold pursuant to this prospectus, such selling security holder would, following such sale, no longer own any of the Notes or shares of our outstanding common stock. The information is based on information provided by or on behalf of the selling securityholders. The selling securityholders may offer all, some or none of the Notes or our common stock issuable upon conversion of the Notes. Because the selling securityholders may offer all or some portion of the Notes or our common stock, no estimate can be given as to the amount of the Notes or our common stock that will be held by the selling securityholders upon termination of any particular sale. In addition, the selling securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their Notes in transactions exempt from the registration requirements of the Securities Act or pursuant to the shelf registration statement and amendments or supplements thereto. Selling securityholders, including their transferees, pledgees or donees or their successors, may from time to time offer and sell pursuant to this prospectus any or all of the Notes and our common stock received by those selling securityholders upon conversion of the Notes. Identification of any additional selling securityholders who exercise their registration rights, if any, will be made in the applicable prospectus supplement.

				Number of Shares
				of Common Stock
				Beneficially Owned
				After the Sale of
				Maximum Number
			Maximum Number	of Shares of
	Principal Amount of		of Shares of	Common Stock
	Notes Beneficially	Percentage of Notes	Common Stock That
Name of Selling Securityholder	Owned	Outstanding	May be Sold(1)	Number	Percentage

Akanthos Arbitrage Master Fund, L.P.	$12,500,000	10.00%	453,391	—	—
BP Amoco PLC Master Trust	$862,000	*	31,266	—	—
CALAMOS® Market Neutral Fund— CALAMOS® Investment Trust	$10,000,000	8.00%	362,713	—	—
Canyon Capital Arbitrage Master Fund, Ltd.	$6,000,000	4.80%	217,628	—	—
Canyon Value Realization Fund (Cayman), Ltd.	$8,200,000	6.56%	297,425	—	—
Canyon Value Realization Fund, L.P.	$3,000,000	2.40%	108,814	—	—
Canyon Value Realization Mac 18, Ltd. (RMF)	$1,200,000	*	43,526	—	—
CNH CA Master Account, L.P.	$2,000,000	1.60%	72,543	—	—
DBAG London	$25,500,000	20.40%	924,918	—	—
Deutsche Bank Securities, Inc.	$5,000,000	4.00%	181,357	—	—
Elser & Co.	$100,000	*	3,627	—	—

				Number of Shares
				of Common Stock
				Beneficially Owned
				After the Sale of
				Maximum Number
			Maximum Number	of Shares of
	Principal Amount of		of Shares of	Common Stock
	Notes Beneficially	Percentage of Notes	Common Stock That
Name of Selling Securityholder	Owned	Outstanding	May be Sold(1)	Number	Percentage

Fore Convertible Master Fund Ltd.	$4,710,000	3.77%	170,838	—	—
Guggenheim Portfolio Company VIII, LLC	$940,000	*	34,095	—	—
HBK Master Fund L.P.	$7,000,000	5.60%	253,899	14,200	*
HighBridge International LLC	$15,000,000	12.00%	544,070	—	—
Hotel Union & Hotel Industry of Hawaii Pension Plan	$304,000	*	11,026	—	—
Jefferies & Company Inc.	$7,000	*	254	—	—
Man Mac 1 Limited	$940,000	*	34,095	—	—
Quattro Fund Ltd	$4,000,000	3.20%	145,085	—	—
Sphinx Convertible Arb Fund SPC	$324,000	*	11,752	—	—
SSI Blended Market-Neutral, LP	$584,000	*	21,182	—	—
SSI Hedged Convertible Market Neutral L.P.	$636,000	*	23,069	—	—
TD Securities (USA) Inc.	$9,410,000	7.53%	341,313	—	—
Viacom Inc. Pension Plan Master Trust	$28,000	*	1,016	—	—
Zurich Institutional Benchmark Management c/o Quattro Fund	$1,000,000	*	36,271
Zurich Institutional Benchmark Master Fund Ltd. c/o SSI Investment Management	$1,755,000	1.40%	63,656	—	—
Unnamed securityholders or any future transferees, pledgees, donees or successors of or from any such unnamed security holder (2)	$4,000,000	3.20%	145,085
Total	$125,000,000	100.0%	4,533,914	—	—

*	Less than 1%.

(1)	Assumes conversion of all of the holder’s Notes initially at a conversion price of $27.57 per share, which is equal to a conversion rate of approximately 36.2713 shares of our common stock per $1,000 principal amount of the Notes. However, this conversion rate will be subject to adjustment as described under “Description of the Notes—Conversion Rights—Conversion Price Adjustments.” As a result, the amount of our common stock issuable upon conversion of the Notes may increase or decrease in the future.

(2)	Information about other selling securityholders will be set forth in prospectus supplements or amendments to this prospectus, if required.

DESCRIPTION OF MATERIAL INDEBTEDNESS

      Senior Secured Credit Facility. In June 2002, we entered into a senior unsecured revolving credit facility with a group of lenders and Fleet National Bank, as agent for the lenders. The senior unsecured revolving credit facility is guaranteed by each of our pledgor subsidiaries. The guarantees are full, unconditional, joint and several. The senior unsecured revolving credit facility ranks senior in right of payment to all of our subordinated indebtedness.

      The senior unsecured revolving credit facility currently provides for a $405.0 million revolving loan, which may increase to $425.0 million if certain conditions are met. There was no outstanding balance at October 31, 2003 and we had $381.4 million available for borrowings.

      The loan matures June 30, 2005, subject to a one-year extension at our election, and allows for prepayments and additional borrowing to the maximum amount, provided an adequate borrowing base is maintained. The loan allows an allocation of the unused balance for issuance of a maximum of $75.0 million of stand-by letters of credit. The initial interest rate is the lender’s prime rate or the LIBOR base rate plus a spread of 180 basis points, payable in arrears. The LIBOR base rate can be reduced by up to 30 basis points or increased by 20 basis points if the credit rating of the facility is revised.

      In addition, there is an unused fee currently ranging from 0.25% of the average daily unutilized commitment, if the average daily unutilized commitment is less than or equal to 60% of the total commitment, to .375% of the average daily unutilized commitment if the unused commitment is greater than 60% of the total commitment. The unused fee could decrease to 0.20% and could increase to 0.50% if the credit rating of the facility is revised. We have also agreed to pay fees with respect to the issuance of letters of credit and an annual bank administration fee.

      The senior unsecured revolving credit facility contains financial covenants. These financial covenants are based on definitions contained in the senior unsecured revolving credit agreement. The financial covenants provide, among other things, that the:

•	minimum adjusted tangible net worth may not be less than $575.0 million plus 50% of positive net income after July 1, 2002 plus 75% of the aggregate proceeds of equity offerings after the effective date;

•	total debt to adjusted tangible net worth cannot exceed 2.25 to 1.0;

•	EBITDA to fixed charges cannot be less than 2.0 to 1;

•	the ratio of certain expenditures to revenue cannot exceed 1.20 to 1.0. This test will only be computed if the total debt to adjusted tangible net worth exceeds 1.85 to 1.0; and

•	Unsold units in production cannot exceed 35% of unit sales or the preceding four fiscal quarters.

      The senior unsecured revolving credit facility also contains various affirmative covenants including, without limitation, requirements to maintain insurance, comply with laws and maintain properties.

      The senior secured credit facility also contains negative covenants that restrict, among other things:

•	the incurrence of additional indebtedness;

•	the incurrence of liens;

•	transactions with affiliates;

•	investments, including investments in our joint ventures;

•	acquisitions of land;

•	capital expenditures;

•	distributions and dividends; and

•	mergers and consolidations.

      10 5/8% Senior Subordinated Notes due 2011. The 10 5/8% senior subordinated notes are our senior subordinated obligations in an aggregate principal amount of $350.0 million. They mature on February 15, 2011, with no sinking fund requirements, and have interest payable semi-annually in February and August at an annual rate of 10 5/8%. They are currently redeemable at 110.625% with annual reductions to 100% in 2009 plus accrued and unpaid interest and liquidated damages, if any. The indenture relating to our 10 5/8 senior subordinated notes restricts, among other things, our ability to:

•	borrow money;

•	pay dividends on stock or make certain other restricted payments;

•	use assets as security in other transactions;

•	make certain investments;

•	enter into certain transactions without affiliates; and

•	sell substantially all of our assets or merge with other companies.

      9 1/8 Senior Subordinated Notes due 2012. The 9 1/8 senior subordinated notes are our senior subordinated obligations in an aggregate principal amount of $200.0 million. They mature on May 1, 2012, with no sinking fund requirements, and have interest payable semi-annually in May and November at an annual rate of 9 1/8%. They are currently redeemable at 109.125% with annual reductions to 100% in 2010 plus accrued and unpaid interest and liquidated damages, if any. The 9 1/8% senior subordinated notes otherwise have terms and covenants similar to the 10 5/8 senior subordinated notes.

      7 7/8 Senior Subordinated Notes due 2013. The 7 7/8 senior subordinated notes are our senior subordinated obligations in an aggregate principal amount of $125.0 million. They mature on October 1, 2013, with no sinking fund requirements, and have interest payable semiannually in April and October at an annual rate of 7 7/8%. They are currently redeemable at 107.875% with annual reductions to 100% in 2011 plus accrued and unpaid interest and liquidated damages, if any. The 7 7/8% senior subordinated notes otherwise have terms and covenants similar to the 10 5/8 senior subordinated notes.

      Project and Construction Loans. We generally obtain construction loans in connection with each tower under development. Typically, the loans are secured by the specific projects and bear interest at a rate of prime plus 0.0% to 0.25% or LIBOR plus 1.85% to 2.25%, at our option, with a 0.5% upfront fee. Loan draws are funded, and interest payments are due, monthly during the course of construction, after utilizing customer deposits received from sales contracts. The loans are secured by the underlying land, construction in progress, all related construction contracts and the underlying sales contracts, and are payable from proceeds from the sale of residences at the earlier of completion of construction or a stated maturity date. There are four construction loan facilities in place as of October 31, 2003 with $62.6 million outstanding and $273.9 million available for borrowings.

      Financial Resources Group. Financial Resources Group (FRG), our mortgage banking subsidiary, has a $23.0 million warehouse lending facility with a commercial bank. The warehouse facility is payable on demand, accrues interest on the outstanding balance at FRG’s option at Libor plus 2.0% or the overnight federal funds rate plus 2.15% and is collateralized by a blanket first priority lien on all FRG assets. The warehouse facility requires maintenance of an adequate collateral borrowing base and the maintenance of certain financial covenants. The outstanding balance at October 31, 2003 was $640,000 and $22.4 million available for borrowings.

DESCRIPTION OF THE NOTES

      The Notes were issued under an indenture, dated as of August 5, 2003, among us, the Guarantors (as defined therein) and The Bank of New York, as trustee. The following description is only a summary of the material provisions of the Notes, the related indenture and the registration rights agreement. We urge you to read the indenture, the Notes, the guarantees and the registration rights agreement in their entirety because they, and not this description, define your rights under the indenture as holders of the Notes. You may request copies of these documents at our address shown under the caption “Incorporation of Certain Documents By Reference.” The terms of the Notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. For purposes of this section, references to the “company,” we,” “us,” “our” and “WCI” include only WCI Communities, Inc. and not its subsidiaries.

General

The Notes

      We issued the Notes in an aggregate principal amount of $125,000,000. The Notes are our unsecured obligations, subordinated in right of payment to our Senior Debt (as defined) to the extent provided in the indenture and will mature on August 5, 2023, unless earlier redeemed at our option as described under “—Optional Redemption of the Notes,” repurchased by us at a holder’s option on certain dates as described under “—Repurchase of Notes at the Option of the Holder,” or upon a change in control of WCI as described under “—Right to Require Repurchase of Notes upon a Change in Control” or converted at a holder’s option as described under “—Conversion Rights.”

      The guarantee of the Notes by each Guarantor is subordinated to the prior payment in full of all Senior Debt of such Guarantor to the same extent that the Notes are subordinated to Senior Debt of the company. The obligations of each Guarantor under its guarantee of the Notes are limited as necessary to prevent such guarantee from constituting a fraudulent conveyance under applicable law.

Interest

      The Notes bear interest from August 5, 2003 at the rate of 4.0% per year. We will also pay contingent interest on the Notes in the circumstances described under “—Contingent Interest.” We will pay interest semiannually on February 5 and August 5 of each year to the holders of record at the close of business on the preceding January 20 and July 20, respectively, beginning February 5, 2004. There are two exceptions to the preceding sentence:

•	In general, we will not pay interest accrued and unpaid on any Notes that are converted into our common stock. See “—Conversion Rights.” If a holder of Notes converts after a record date for an interest payment but prior to the corresponding interest payment date, it will receive on the interest payment date interest accrued on such Notes, notwithstanding the conversion of such Notes prior to such interest payment date, because that holder will have been the holder of record on the corresponding record date. However, at the time the holder surrenders those Notes for conversion, except as provided below, it must pay us an amount equal to the interest that will be paid on the interest payment date. The preceding sentence does not apply, however, to a holder that converts Notes that are called by us for redemption. Accordingly, if we elect to redeem Notes on a date after a record date for an interest payment but prior to the corresponding interest payment date, and prior to the redemption date and the holder of those Notes chooses to convert the Notes, the holder will not be required to pay us, at the time it surrenders the Notes for conversion, the amount of interest on the Notes it will receive on the interest payment date.

•	We will pay interest to a person other than the holder of record on the record date if we redeem the Notes on a date that is after the record date and prior to the corresponding interest payment date. In this instance, we will pay interest accrued and unpaid on the Notes being redeemed, to but not including the redemption date to the same person to whom we will pay the principal of such Notes.

      Except as provided below, we will pay interest on:

•	the global notes to DTC in immediately available funds;

•	any definitive notes having an aggregate principal amount of $5,000,000 or less by check mailed to the holders of these notes; and

•	any definitive notes having an aggregate principal amount of more than $5,000,000 by wire transfer in immediately available funds at the election of the holders of these notes.

      At maturity, we will pay interest on the definitive notes at our office or agency in New York City, which initially will be the office or agency of the trustee in New York City.

      We will pay principal and premium, if any, on:

•	the global notes to DTC in immediately available funds; and

•	the definitive notes by wire transfer in immediately available funds or, at our option, at our office or agency in New York City, which initially will the office or agency of the trustee in New York City.

      Interest generally will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     The Subsidiary Guarantees

      The Notes are guaranteed on a full, unconditional and joint and several basis by certain of our current subsidiaries that guarantee the Credit Agreement or the Existing Notes and any other subsidiary that guarantees the Credit Agreement or the Existing Notes and executes a guarantee (each a “Subsidiary Guarantee”) in accordance with the provisions of the indenture and their respective successors and assigns (the “Guarantors”). For the year ended December 31, 2002 and the nine months ended September 30, 2003, the non-guarantor subsidiaries constituted less than 3% of each of WCI’s consolidated total assets, stockholders’ equity, revenues, income from continuing operations before income taxes, and cash flows from operating activities.

      The Subsidiary Guarantees of these Notes:

•	are general unsecured obligations of each Guarantor; are subordinated in right of payment to all existing and future Senior Debt of each Guarantor;

•	are pari passu in right of payment with the Guarantors’ guarantees of our Existing Notes; and

•	are pari passu in right of payment to any future senior subordinated indebtedness of each Guarantor.

      If:

      (1) we sell or dispose of all of the assets of any Guarantor, by way of merger, consolidation or otherwise;

      (2) sell or dispose of all of the capital stock of any Guarantor;

      (3) any Guarantor is released from its guarantee under the Credit Agreement or the Existing Notes; or

      (4) any Guarantor is released from guarantees of indebtedness of ours such that such Guarantor would not be required to provide a guarantee of the Notes;

then such Guarantor, or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor), will be released and relieved of any obligation under its Subsidiary Guarantee.

      Our operations are conducted in large part through our subsidiaries and joint ventures and, therefore, we depend upon the cash flow of our subsidiaries and joint ventures to meet our obligations, including all obligations under the Notes. The Notes are effectively subordinated in right of payment to all indebtedness and other liabilities and commitments (including trade payables and lease obligations) of our non-guarantor subsidiaries and joint ventures. Any right of ours to receive assets of any of our non-guarantor subsidiaries and joint ventures upon their liquidation or reorganization (and, with respect to non-guarantor subsidiaries, the consequent right of the holders of the Notes to participate in those assets) is effectively subordinated to the claims of that subsidiary’s and joint venture’s creditors, except to the extent that we are ourselves recognized as a creditor of the subsidiary or joint venture, in which case our claims would still be subordinate to any security in the assets of such subsidiary or joint venture and any indebtedness of the subsidiary or joint venture senior to that held by us.

      As of October 31, 2003, we and the Guarantors would have had approximately $64.8 million in aggregate principal amount of our debt that would have ranked senior to the Notes and guarantees (including borrowings under our senior unsecured revolving credit facility).

      The indenture does not contain any restriction on the payment of dividends, the incurrence of indebtedness or liens or the repurchase of our securities, and does not contain any financial covenants. Other than as described under “—Right to Require Repurchase of Notes upon a Change in Control,” the indenture contains no covenants or other provisions that afford protection to holders of Notes in the event of a highly leveraged transaction.

      Under the indenture, we agreed, and by purchasing a beneficial interest in the Notes each holder of the Notes is deemed to have agreed for United States federal income tax purposes, to treat the Notes as indebtedness that is subject to the regulations governing contingent payment debt instruments, and, for purposes of those regulations, to treat the fair market value of any stock received upon any conversion of the Notes as a contingent payment, and the discussion herein assumes that such treatment is correct. See “Material United States Federal Income Tax Considerations.”

Contingent Interest

      Subject to the accrual, record date and payment provisions described above, beginning with the six-month interest period commencing on August 5, 2006, contingent interest will also accrue during any six-month interest period where the average trading price of the Notes (as determined below) for the five trading days ending on the third trading day immediately preceding the first day of such six-month period equals $1,200 per $1,000 note or more. During any period in which contingent interest accrues, it will be payable at a rate per annum equal to 0.50% of such average trading price.

      Upon determination that contingent interest on the Notes will accrue during a relevant six-month period, on or prior to the start of such six-month period, we will issue a press release and notify the trustee.

      The “trading price” of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the trustee for $10,000,000 principal amount at maturity of the Notes at approximately 4:00 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select, provided that if at least three such bids cannot reasonably be obtained by the trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the trustee, this one bid shall be used. If the trustee cannot reasonably obtain at least one bid for $10,000,000 principal amount of the Notes from a nationally recognized securities dealer or in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the Notes, then the trading price of the Notes will equal (a) the then-applicable conversion rate of the Notes multiplied by (b) the closing price on the New York Stock Exchange or, if our common stock is not then listed on The New York Stock Exchange, on the principal other national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a national or regional securities exchange, on the Nasdaq System or, if our common stock is not then quoted on the Nasdaq System, on the principal other market on which our common stock is then traded, of our shares of common stock on such determination date; provided that the trustee shall not determine the trading price of the Notes unless requested by us to do so; and provided, further, that we shall have no obligation to make such request unless a holder of Notes provides us with reasonable evidence that the trading price of the Notes may be less than 95% of the average sales price of our shares of common stock multiplied by the number of shares of common stock into which such Notes are convertible for that period (the “parity value”); and at which time, we shall instruct the trustee to determine the trading price of the Notes beginning on the next trading day and on each successive trading day until the trading price is greater or equal to 95% of the parity value of the Notes. The trustee shall be entitled to all of the rights of the trustee set forth in the indenture in connection with any such determination. Any such determination shall be conclusive absent manifest error.

Conversion Rights

      Subject to the restrictions described in this “Description of the Notes,” a holder may convert any outstanding Notes into shares of our common stock at an initial conversion price per share of $27.57. This represents an initial conversion rate of approximately 36.2713 shares per $1,000 principal amount of the Notes. The conversion price (and resulting conversion rate) is, however, subject to adjustment as described below. We will not issue fractional shares of common stock upon conversion of the Notes. Instead, we will pay a cash adjustment based upon the closing price of our common stock on the business day immediately preceding the conversion date. A holder may convert Notes only in denominations of $1,000 and integral multiples of $1,000.

General

      Holders may surrender Notes for conversion into shares of our common stock prior to the maturity date in the following circumstances:

•	during any quarter commencing after the issuance of the Notes, if our common stock price for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the calendar quarter preceding the quarter in which the conversion occurs is more than 120% of the applicable conversion price per share of our common stock on that 30th trading day;

•	if we have called the particular Notes for redemption and the redemption has not yet occurred;

•	subject to the certain exceptions described herein, during the five trading day period after any five consecutive trading day period in which the average trading price of the Notes per $1,000 principal amount of the Notes for each day of such five-day period was less than 95% of the product of the closing sale price of our common stock price on that day multiplied by the number of shares of our common stock issuable upon conversion of $1,000 principal amount of the Notes;

•	during the period that (i) the credit rating assigned to the Notes by Standard & Poor’s (or its successor) or Moody’s (or its successor) is below B- or B1, respectively; (ii) the credit rating assigned to the Notes by such rating agencies (or their respective successors) is suspended or withdrawn; or (iii) if either such rating agencies (or their respective successors) are not then rating the Notes; or

•	upon the occurrence of the specified corporate transactions summarized below.

      In addition, in respect of any Note presented for conversion, we may, at our option, in lieu of delivering shares of common stock, elect to pay the holder surrendering such Note an amount of cash equal to the average of the common stock price for the five consecutive trading days immediately following (a) the date of our notice of our election to deliver cash as described below if we have not given notice of redemption, or (b) the conversion date, in the case of a conversion following our notice of redemption with respect to such Note, specifying that we intend to deliver cash upon conversion, in either case multiplied by the number of shares of common stock issuable upon conversion of such Note on that date. We will inform holders through the trustee no later than two business days following the conversion date of our election to deliver shares of common stock or to pay cash in lieu of the delivery of shares, unless we have already informed holders of our election in connection with our optional redemption of the Notes as described under “—Optional Redemption of the Notes.” If we deliver only shares of common stock upon conversion, the shares will be delivered through the trustee no later than the fifth business day following the conversion date. If we elect to satisfy all or a portion of our obligation to deliver shares upon conversion in cash, the payment, including any delivery of common stock, will be made to holders surrendering Notes no later than the tenth business day following the applicable conversion date.

      If an event of default, as described under “—Events of Default” (other than a default in a cash payment upon conversion of the Notes), has occurred and is continuing, we will not be required to pay cash upon conversion of any Notes (other than cash in lieu of fractional shares).

      The “common stock price” on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date for our common stock as reported in composite transactions reported on the principal United States securities exchange on which the common stock is traded or, if the common stock is not listed on a United States national or regional securities exchange, as reported by the Nasdaq System.

      “Trading day” means a day during which trading in securities generally occurs on The New York Stock Exchange or, if our common stock is not then listed on The New York Stock Exchange, on the principal other national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a national or regional securities exchange, on the Nasdaq System or, if our common stock is not then quoted on the Nasdaq System, on the principal other market on which our common stock is then traded.

      If a holder of a Note has delivered notice of its election to have such Note repurchased at the option of such holder or as a result of a change in control, such Note may be converted only if the notice of election is withdrawn as described, respectively, under “—Repurchase of Notes at the Option of the Holder” or “—Right to Require Repurchase of Notes upon a Change in Control.”

Conversion Upon Satisfaction of Sale Price Condition

      A holder may surrender any of its Notes for conversion into shares of our common stock in any calendar quarter (and only during such calendar quarter) after the quarter ending September 30, 2003 if our common stock price, for at least 20 trading days during the period of 30 consecutive trading days ending on the last trading day of the previous calendar quarter, is greater than 120% of the applicable conversion price per share of our common stock on such last trading day.

Conversion Upon Notice of Redemption

      A holder may surrender for conversion any Note called for redemption at any time prior to the close of business on the day that is two business days prior to the redemption date, even if the Notes are not otherwise convertible at such time.

Conversion Upon Satisfaction of Trading Price Condition

      A holder may surrender any of its Notes for conversion into shares of common stock during the five trading day period immediately after any five consecutive trading day period in which the average trading price of the Notes (as determined following a request by a holder of the Notes in accordance with the procedures described below) for each day of such five-day period was less than 95% of the product of the common stock price on that day multiplied by the number of shares issuable upon conversion of $1,000 principal amount of the Notes (the “trading price condition”); provided, that if on the date of any conversion pursuant to the trading price condition, the common stock price of our common stock is greater than the effective conversion price (initially $27.57) but less than 120% of the then effective conversion price, then you will receive, in lieu of shares of our common stock based on the conversion rate, shares of our common stock with a value equal to the principal amount of your Notes plus accrued but unpaid interest (including contingent interest and additional amounts), if any, as of the conversion date (“principal value conversion”); and provided further that after August 5, 2018, a holder may only exercise its option to convert pursuant to a trading price condition in the event that the common stock price of our common stock is greater than or equal to 110% of the then effective conversion price. Shares of our common stock delivered upon a principal value conversion will be valued at the greater of the effective conversion price on the conversion date and the applicable stock price as of the conversion date. We will deliver such common shares no later than the third business day following the determination of the applicable stock price. The “effective conversion price” is, as of any date of determination, a dollar amount (initially $27.57) derived by dividing $1,000 by the conversion rate then in effect (assuming a conversion date eight trading days prior to the date of determination).

      The trustee shall have no obligation to determine the trading price of the Notes unless we have requested such determination, and we shall have no obligation to make such request unless you provide us with reasonable evidence that the trading price would be less than 95% of the product of the common stock price and the number of shares issuable upon conversion on any given trading day. At such time, we shall instruct the trustee to determine the trading price beginning on the next trading day and on each successive trading day until the trading price is greater than or equal to 95% of the product of the common stock price and the number of shares issuable upon conversion on such day.

Conversion Upon Credit Rating Event

      A holder may surrender any of its Notes for conversion during any period in which: (i) the credit rating assigned to the Notes by Standard & Poor’s (or its successor) or Moody’s (or its successor) is below B- or B1, respectively, (ii) if the credit rating assigned to the Notes is suspended or withdrawn by either such rating agency (or their respective successors) or (iii) if either such rating agency (or their respective successors) is not then rating the Notes.

Conversion Upon Specified Corporate Transactions

      If:

•	we elect to distribute to all holders of our common stock, rights, warrants or options entitling them to subscribe for or purchase, for a period expiring within 60 days of the date of distribution, shares of our common stock at less than the then current market price;

•	we elect to distribute to all holders of shares of our common stock any assets, debt securities or certain rights to purchase our securities, which distribution has a per share value exceeding 10% of the common stock price on the day preceding the declaration date for such distribution; or

•	a change of control occurs but holders of Notes do not have the right to require us to repurchase their Notes as a result of such change of control because either (1) the trading price of our common stock for a specified period prior to such change of control exceeds a specified level or (2) because the consideration received in such change of control consists of capital stock that is freely tradeable and the Notes become convertible into that capital stock (each as more fully described under “—Right to Require Purchase of Notes upon a Change in Control.”), we must notify the holders of Notes at least 20 days prior to the ex-dividend date for such distribution or within 30 days of the occurrence of the change of control, as the case may be. Once we have given such notice, holders may surrender their Notes for conversion until either (a) the earlier of the close of business on the business day prior to the ex-dividend date or our announcement that such distribution will not take place, in the case of a distribution or (b) within 30 days of the change of control notice, in the case of a change of control. This provision shall not apply with respect to a holder of a Note that is otherwise permitted to and in fact does participate in such distribution (on an as-if-converted basis) without conversion.

      In addition, if we are a party to a consolidation, merger, share exchange, sale of all or substantially all of our assets or other similar transaction, in each case pursuant to which the shares of our common stock would be converted into cash, securities or other property, a holder may surrender its Notes for conversion at any time from and after the date that is 15 days prior to the anticipated date of such transaction until and including the date that is 15 days after the actual date of such transaction. If we are a party to a consolidation, merger, share exchange, sale of all or substantially all of our assets or other similar transaction, in each case pursuant to which the shares of our common stock are converted into cash, securities, or other property, then at the effective time of the transaction, a holder’s right to convert its Notes into shares of our common stock will be changed into a right to convert such Notes into the kind and amount of cash, securities and other property that such holder would have received if such holder had converted such Notes immediately prior to the transaction. If the transaction also constitutes a change in control, such holder can require us to repurchase all or a portion of its Notes as described under “—Right to Require Purchase of Notes upon a Change in Control.”

Conversion Price Adjustments

      We will adjust the conversion price if (without duplication):

(1) we issue shares of common stock to all holders of shares of our common stock as a dividend or distribution on our common stock;

(2) we subdivide, combine or reclassify our common stock;

(3) we issue to all holders of our common stock, rights, warrants or options entitling them to subscribe for or purchase shares of our common stock at less than the then current market price;

(4) we distribute to all holders of shares of our common stock evidences of our indebtedness, shares of capital stock (other than shares of our common stock), securities, property, rights, warrants or options, excluding: (a) those rights, warrants or options referred to in clause (3) above; (b) any dividend or distribution paid in cash referred to in clause (5) below; and (c) any dividend or distribution referred to in clause (1) above;

(5) we declare a cash dividend or distribution to all or substantially all of the holders of our common stock. If we declare such a cash dividend or distribution, the conversion price shall be decreased to equal the number determined by multiplying the conversion price in effect immediately prior to the record date for such dividend or distribution by the following fraction:

(Pre-Dividend Sale Price — Dividend Adjustment Amount)

(Pre-Dividend Sale Price)

; provided that no adjustment to the conversion price or the ability of a holder of a Note to convert will be made if we provide that holders of Notes will participate (on an as-if-converted basis) in the cash dividend or distribution without conversion; provided further that if the numerator of the foregoing fraction is less than $1.00 (including a negative amount) then in lieu of any adjustment under this clause (5), we shall make adequate provision so that each holder of Notes shall have the right to receive upon conversion, in addition to the shares of common stock issuable upon such conversion, the amount of cash such holder would have received had such holder converted such Notes on the record date for such cash dividend or distribution.

“Pre-Dividend Sale Price” means the average common stock price for the three consecutive trading days ending on the trading day immediately preceding the ex-dividend date for such dividend or distribution. “Dividend Adjustment Amount” means the full amount of the dividend or distribution to the extent payable in cash applicable to one share of common stock; or

(6) we or one of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the current market price per share of common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer.

      We will not issue fractional shares of common stock to a holder who converts a Note. In lieu of issuing fractional shares, we will pay cash based upon our common stock price on the date of conversion. We will not make an adjustment in the conversion price unless the adjustment would require a change of at least 1% in the conversion price then in effect. We will carry forward and take into account in any subsequent adjustment any adjustment that would otherwise be required to be made. Except as stated above, we will not adjust the conversion price for the issuance of our common stock or any securities convertible into or exchangeable for our common stock or carrying the right to purchase any of the foregoing.

      No holder of Notes will be entitled, upon conversion of the Notes prior to the close of business on the record date for the payment of interest in respect of the interest period during which such Notes are surrendered for conversion, to any actual payment or adjustment on account of accrued but unpaid interest, including contingent interest and additional amounts, if any, or on account of dividends on shares issued in connection with the conversion. If any holder surrenders a Note for conversion between the close of business on any record date for the payment of an installment of interest and the opening of business on the related interest payment date, when the holder surrenders the Note for conversion, the holder must deliver payment to us of an amount equal to the interest payable on the interest payment date (including contingent interest and additional amounts, if any) on the principal amount to be converted. The foregoing sentence shall not apply to Notes called for redemption on a redemption date within the period between and including the record date and the interest payment date.

      If we make a distribution of property to our stockholders that would be taxable to them as a dividend for United States federal income tax purposes and the conversion price of the Notes is decreased, this decrease will generally be deemed to be the receipt of taxable income by holders of the Notes and would generally result in withholding taxes for Non-U.S. Holders (as defined in “Material United States Federal Income Tax Considerations”). See “Material United States Federal Income Tax Considerations.”

      We may from time to time, to the extent permitted by law, reduce the conversion price if our board of directors determines that this reduction would be in the best interests of WCI. Any such determination by our board of directors will be conclusive. Any such reduction in the conversion price must remain in effect for at least 20 trading days. In addition, we may from time to time reduce the conversion price if our board of directors deems it advisable to avoid or diminish any income tax to holders of our common stock resulting from any stock or rights distribution on our common stock.

      You will not be required to pay any taxes or duties relating to the issuance or delivery of our common stock if you exercise your conversion rights, but you will be required to pay any tax or duty which may be payable relating to any transfer involved in the issuance or delivery of the common stock in a name other than yours. (If you convert any Notes within two years after its original issuance, the common stock issuable upon conversion will not be issued or delivered in a name other than yours unless the applicable restrictions on transfer have been satisfied. See “Notice to Investors.”) Certificates representing shares of common stock will be issued or delivered only after all applicable taxes and duties, if any, payable by you have been paid.

      To convert interests in global notes, you must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program. To convert definitive notes, you must:

•	complete the conversion notice on the back of the Notes (or a facsimile thereof);

•	deliver the completed conversion notice and the Notes to be converted to the specified office of the trustee;

•	pay all funds required, if any, relating to interest on the notes to be converted to which you are not entitled, as described in the third preceding paragraph; and

•	pay all taxes or duties, if any, as described in the preceding paragraph.

      The conversion date will be the date on which all of the foregoing requirements have been satisfied. The Notes will be deemed to have been converted immediately prior to the close of business on the conversion date. A certificate for the number of shares of common stock into which the Notes are converted (and cash in lieu of any fractional shares) will be delivered as soon as practicable on or after the conversion date.

Subordination

      The payment of principal of, premium, if any, interest and additional amounts, if any, on the Notes is subordinated to the prior payment in full in cash of all Senior Debt of the company, including Senior Debt incurred after the date of the indenture.

      The holders of Senior Debt of the company are entitled to receive payment in full in cash of all obligations due in respect of such Senior Debt (including interest after the commencement of any bankruptcy proceeding at the default rate specified in the applicable Senior Debt) before the holders of Notes are entitled to receive any payment with respect to the Notes (except that holders of Notes may receive and retain Permitted Junior Securities), in the event of any distribution to creditors of the company;

      (1) in a liquidation or dissolution of the company;

      (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the company or its property;

      (3) in an assignment for the benefit of creditors; or

      (4) in any marshaling of the company’s assets and liabilities.

      We may also not make any payment in respect of the Notes (except in Permitted Junior Securities) if:

(1) a payment default on Designated Senior Debt occurs and is continuing beyond any applicable grace period; or

(2) any other default occurs and is continuing on any series of Designated Senior Debt that permit holders of that series of Designated Senior Debt to accelerate its maturity and the trustee receives a notice of such default (a “Payment Blockage Notice”) from us or the holders of any Designated Senior Debt.

      Payments on the Notes may and shall be resumed:

(1) in the case of a payment default, upon the date on which such default is cured or waived; and

(2) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the Payment Blockage Notice is received,

unless the maturity of any Designated Senior Debt has been accelerated.

      No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice.

      No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived.

      If the trustee or any holder of the Notes receives a payment in respect of the Notes (except in Permitted Junior Securities) when the payment is prohibited by these subordination provisions, the trustee or the holder, as the case may be, shall hold the payment in trust for the benefit of the holders of Senior Debt. Upon the proper written request of the holders of Senior Debt, the trustee or the holder, as the case may be, shall deliver the amounts in trust to the holders of Senior Debt or their proper representative.

      We must promptly notify holders of our Senior Debt if payment of the Notes is accelerated because of an Event of Default. See “Risk Factors— Subordination— Your right to receive payments on the Notes is junior to our existing Senior Debt and possibly all of our future borrowings. Furthermore, the guarantees of these Notes are junior to all of our guarantor subsidiaries’ existing Senior Debt and possibly to all of their future borrowings.”

      Neither we nor our subsidiaries are limited under the indenture from incurring Senior Debt or additional debt. If we or our subsidiaries incur additional debt, our ability to pay our obligations on the Notes could be affected. We expect from time to time that we and/or our subsidiaries may incur additional indebtedness and other liabilities.

      We are obligated to pay reasonable compensation to the trustee. We have indemnified the trustee against any losses, liabilities or expenses incurred by it in connection with its duties. The trustee’s claims for such payments is senior to the claims of the Note holders.

      “Credit Agreement” means that certain Credit Agreement, dated as of June 28, 2002, by and among WCI, Fleet National Bank and the other parties named therein, providing for up to $425.0 million of borrowings, including the related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

      “Designated Senior Debt” means (1) indebtedness outstanding under the Credit Agreement and (2) any other Senior Debt of the company permitted under the indenture the principal amount of which is $25.0 million or more and that has been designated by us as “Designated Senior Debt.”

      “Existing Notes” means WCI’s outstanding $350.0 million principal amount of 10 5/8% Senior Subordinated Notes due 2011 and outstanding $200.0 million principal amount of 9 1/8% Senior Subordinated Notes due 2012.

      “Permitted Junior Securities” of a person means (1) equity interests in such person and (2) debt securities of such person that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) of such person to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt of the company.

      “indebtedness” means, with respect to any person, any indebtedness of such person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker’s acceptances or representing capital lease obligations or the balance deferred and unpaid of the purchase price of any property or representing any hedging obligations, if and to the extent any of the foregoing (other than letters of credit and hedging obligations) would appear as a liability upon a balance sheet of such person prepared in accordance with GAAP, as well as all indebtedness of others secured by a lien on any asset of such person, subject, however, to the fair market value of the assets securing such indebtedness (whether or not such indebtedness is assumed by such person) and, to the extent not otherwise included, the Guarantee by such person of any indebtedness of any other person; provided that indebtedness shall not include indebtedness that constitutes an accrued expense, trade payables, customer deposits or deferred income taxes.

      The amount of any indebtedness outstanding as of any date shall be:

(1) the accreted value thereof, in the case of any indebtedness issued with original issue discount, and

(2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other indebtedness.

      Notwithstanding the foregoing, indebtedness shall not include:

(1) indebtedness which has been defeased or discharged,

(2) indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such indebtedness is extinguished within five business days of its incurrence or business or

(3) CDD Obligations (as defined below), other than that portion of any CDD Obligations that is due and payable at the time of determination.

      “Senior Debt” of any person means:

(1) all indebtedness of such person under credit facilities and all hedging obligations with respect thereto,

(2) any other indebtedness of such person permitted to be incurred under the terms of the indenture, unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or the Subsidiary Guarantees, as the case may be, and

(3) all obligations with respect to the foregoing.

      Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include:

(a) any liability for federal, state, local or other taxes owed or owing by us,

(b) any indebtedness we owe to any of our subsidiaries or other affiliates,

(c) any trade payables, customer deposits, reserves and accrued expenses,

(d) indebtedness represented by the Notes or the guarantees of the Notes,

(e) any direct obligations to repay or guarantee shortfalls in payments of bond financing issued by community development districts and local government districts to construct infrastructure improvements (“CDD Obligations”) other than that portion of CDD Obligations that is due and payable at the time of determination, and

(f) the Existing Notes.

Optional Redemption of the Notes

      Beginning on August 11, 2008, we may redeem the Notes, in whole at any time, or in part from time to time, for cash at a price equal to 100% of the principal amount of the Notes plus accrued but unpaid interest (including contingent interest and additional amounts, if any) up to but not including the date of redemption.

      In addition, on or after August 11, 2006, we may redeem the Notes, in whole or in part, for cash at a price equal to 100% of the principal amount of the Notes plus accrued but unpaid interest (including contingent interest and additional amounts, if any) up to but not including the date of redemption, in the event that our common stock price for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the calendar month preceding the calendar month in which the notice of redemption is properly mailed to holders is more than 135% of the then applicable conversion price on that 30th trading day.

      We will give not less than 30 days’ nor more than 60 days’ notice of redemption by mail to holders of the Notes. If we opt to redeem less than all of the Notes at any time, the trustee will select or cause to be selected the Notes to be redeemed by any method that it deems fair and appropriate. In the event of a partial redemption, the trustee may provide for the selection for redemption of portions of the principal amount of any Note of a denomination larger than $1,000.

Repurchase of Notes at the Option of the Holder

      A holder has the right to require us to repurchase all or a portion of the Notes on August 5, 2008, 2013 and 2018. We will repurchase the Notes for an amount of cash equal to 100% of the principal amount of the Notes on the date of purchase, plus accrued but unpaid interest (including contingent interest and additional amounts, if any) up to but not including the date of repurchase.

      We will be required to give notice on a date not less than 30 business days prior to each purchase date to all holders at their addresses shown in the register of the registrar, and to beneficial owners as required by applicable law, stating among other things, the procedures that holders must follow to require us to repurchase their Notes.

      The purchase notice given by each holder electing to require us to repurchase Notes shall state:

•	the certificate numbers of the holder’s Notes to be delivered for repurchase; and

•	the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple of $1,000.

      For a discussion of the tax treatment of a holder exercising the right to require us to purchase Notes, see “Material United States Federal Income Tax Considerations— U.S. Holders— Sale, Exchange, Repurchase, Conversion or Redemption.”

      Any purchase notice may be withdrawn by the holder by a written notice of withdrawal delivered to the paying agent prior to the close of business on the purchase date. The notice of withdrawal shall state:

•	the principal amount being withdrawn;

•	the certificate numbers of the Notes being withdrawn; and

•	the principal amount of the Notes that remain subject to the purchase notice, if any.

      Payment of the purchase price for a Note for which a purchase notice has been delivered and not validly withdrawn is conditioned upon delivery of the Note, together with necessary endorsements, to the paying agent at any time after delivery of the purchase notice. Payment of the purchase price for the Notes will be made promptly following the later of the purchase date or the time of delivery of the Notes.

      If the paying agent holds money sufficient to pay the purchase price of a Note on the business day following the purchase date in accordance with the terms of the indenture, then, immediately after the purchase date, the Note will cease to be outstanding, whether or not the Note is delivered to the paying agent. Thereafter, all other rights of the holder shall terminate, other than the right to receive the purchase price upon delivery of the Note.

      Our ability to purchase Notes may be limited by the terms of our then existing indebtedness or financing agreements and by the subordination provisions of the Notes.

      No Notes may be purchased at the option of holders if there has occurred and is continuing an event of default with respect to the Notes, other than a default in the payment of the purchase price with respect to such Notes.

Mandatory Redemption

      Except as described in this prospectus under “—Right to Require Repurchase of Notes upon a Change in Control” and “—Repurchase of Notes at the Option of the Holder,” we are not required to make mandatory redemption of, or sinking fund payments with respect to, the Notes prior to the maturity thereof.

Right to Require Repurchase of Notes upon a Change in Control

      If a change in control (as defined below) occurs, each holder of Notes may require that we repurchase the holder’s Notes on the date fixed by us that is not less than 30 days nor more than 60 days after we give notice of the change in control. We will repurchase the Notes for an amount of cash equal to 100% of the principal amount of the Notes, plus accrued but unpaid interest (including contingent interest and additional amounts, if any) to the date of repurchase.

      Instead of paying the repurchase price in cash, we may pay the repurchase price in common stock. In such event, the number of shares of common stock a holder will receive will equal the repurchase price divided by 95% of the average of the closing sale prices of our common stock for the five trading days immediately preceding and including the third trading day prior to the repurchase date. However, we may not pay in common stock unless all shares issued are out of the Company’s authorized but unissued common stock or treasury stock and will, upon issue, be duly and validly issued and fully paid and non-assessable.

      “Change in control” means the occurrence of one or more of the following events:

•	the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our properties or assets taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act or any successor provision) other than a Principal or a Related Party of a Principal; provided that a transaction where the Principals and/or Related Parties of a Principal own directly or indirectly 50% or more of all classes of Capital Stock of such person or group immediately after such transaction shall not be a Change of Control;

•	the adoption of a plan relating to our liquidation or dissolution;

•	the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), other than the Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of our Voting Stock (measured by voting power rather than number of shares); or

•	the first day on which a majority of the members of our board of directors are not continuing directors.

However, a change of control will be deemed not to have occurred if:

•	the closing sale price per share of our common stock for any five trading days within:

•	the period of 10 consecutive trading days ending immediately after the later of the change of control or the public announcement of the change of control, in the case of a change of control under the first bullet point above; or

•	the period of 10 consecutive trading days ending immediately before the change of control, in the case of a change of control under the third bullet point above,

equals or exceeds 110% of the conversion price of the Notes in effect on each such trading day; or

•	at least 90% of the consideration in the transaction or transactions constituting a change of control consists of shares of common stock traded or to be traded immediately following such change of control on a national securities exchange or the Nasdaq National Market and, as a result of the transaction or transactions, the Notes become convertible solely into such common stock (and any rights attached thereto.)

      “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d) (3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.

      “Principals” means Alfred Hoffman, Jr., Don E. Ackerman, or any of their affiliates.

      “Related Party” with respect to any Principal means (A) any controlling stockholder, 80% (or more) owned subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other persons referred to in the immediately preceding clause (A).

      “Voting Stock” of any person as of any date means the capital stock of such person that is at the time entitled to vote in the election of the board of directors of such person.

      The definition of “change in control” includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our assets. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require us to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets to another person or group may be uncertain.

      “Continuing directors” means, as of any date of determination, any member of our board of directors who:

•	was a member of such board of directors on the date of the indenture, or

•	was nominated for election or elected to such board of directors with the approval of a majority of the continuing directors who were members of such board at the time of such nomination or election.

      On or prior to the date of repurchase, we will deposit with a paying agent an amount of money or shares, as the case may be, sufficient to pay the aggregate repurchase price of the Notes that is to be paid on the date of repurchase.

      On or before the 30th day after the change in control, we must mail to the trustee and all holders of the Notes a notice of the occurrence of the change in control offer, stating the procedures that a holder of Notes must follow in order to exercise the repurchase right.

      To exercise the repurchase right, holders of Notes must deliver, on or before the repurchase date specified in our notice of a change in control, the Notes to be repurchased, duly endorsed for transfer, together with a written repurchase notice and the form entitled “Notice of Exercise of Repurchase Right Upon a Change in Control” on the reverse side of the Note duly completed, to the paying agent. The repurchase notice given by each holder electing to require us to repurchase Notes shall state:

•	the certificate numbers of the holder’s Notes to be delivered for repurchase; and

•	the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple of $1,000.

      For a discussion of the tax treatment of a holder exercising the right to require us to purchase Notes, see “Material United States Federal Income Tax Considerations.”

      Any repurchase notice may be withdrawn by the holder by a written notice of withdrawal delivered to the paying agent prior to the close of business on the repurchase date. The notice of withdrawal shall state:

•	the principal amount being withdrawn; and

•	the certificate numbers of the Notes being withdrawn.

      In connection with any change in control purchase offer, we expect to comply with any tender offer rules under the Exchange Act that may then be applicable.

      Prior to complying with any of the provisions of the change of control covenant, but in any event within 90 days following any change in control:

•	obtain the consents, if any, under all Senior Debt required to permit the repurchase of the Notes pursuant to a change in control offer; or

•	repay in full all indebtedness and terminate all commitments under all Senior Debt, the terms of which would prohibit the purchase of the Notes under a change in control offer.

      If we are obligated to make a change in control offer, there can be no assurance that we will be able to obtain all required consents under Senior Debt or have available funds sufficient to repay Senior Debt and to pay the change in control purchase price for all the Notes tendered under a change in control offer. We would need to seek third party financing to the extent we do not have available funds to meet our purchase obligations. However, there can be no assurance that we would be able to obtain any such financing.

      The effect of these provisions granting the holders the right to require us to repurchase the Notes upon the occurrence of a change in control may make it more difficult for any person or group to acquire control of us or to effect a business combination with us. Our ability to pay cash to holders of Notes following the occurrence of a change in control may be limited by our then existing financial resources. We cannot assure you that sufficient funds will be available when necessary to make any required repurchases. See “Risk Factors— Risks Relating to the Notes— Financing Change in Control Offer— We may not have the ability to fund the offer required by the indenture.”

      Our obligation to make a change in control offer will be satisfied if a third party makes the change in control offer in the manner and at the times and otherwise in compliance in all material respects with the requirements applicable to a change in control offer made by us and purchases all Notes properly tendered and not withdrawn under the change in control offer.

      No Notes may be purchased at the option of holders if there has occurred and is continuing an event of default with respect to the Notes, other than a default in the payment of the purchase price with respect to such Notes.

Consolidation, Merger and Sale of Assets

      We may, without the consent of the holders of any of the Notes, consolidate with, or merge into any other person or convey, transfer or lease our properties and assets substantially as an entirety to, any other person, if:

•	we are the resulting or surviving corporation or the successor, transferee or lessee, if other than us, is a corporation or limited liability company organized under the laws of any U.S. jurisdiction and expressly assumes our obligations under the indenture and the Notes by means of a supplemental indenture entered into with the trustee; and

•	after giving effect to the transaction, no event of default and no event that, with notice or lapse of time, or both, would constitute an event of default, shall have occurred and be continuing.

      Under any consolidation, merger or any conveyance, transfer or lease of our properties and assets as described in the preceding paragraph, the successor company will be our successor and shall succeed to, and be substituted for, and may exercise every right and power of, WCI under the indenture. If the predecessor is still in existence after the transaction, it will be released from its obligations and covenants under the indenture and the Notes, except in the case of a lease of all or substantially all of our properties and assets.

Modification and Waiver

      We and the trustee may enter into one or more supplemental indentures that add, change or eliminate provisions of the indenture (or the guarantees) or modify the rights of the holders of the Notes with the consent of the holders of at least a majority in aggregate principal amount of the Notes then outstanding. However, without the consent of each holder of an outstanding Note affected by such change, no supplemental indenture may (with respect to any Notes held by a non-consenting holder), among other things:

•	change the stated maturity of the principal of, or payment date of any installment of interest (including contingent interest, if any) on, any Note;

•	reduce the principal amount or redemption price of, or the rate of interest (including contingent interest, if any) on, any Note;

•	make any change in the provisions of the indenture or any guarantee relating to subordination of the Notes or such guarantee, as applicable, if such change would adversely affect the rights of such holder of Notes;

•	change the currency in which the principal of any Note or interest is payable or adversely affect the price or ratio at which common stock may be substituted for currency in connection with any payments made;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any Note when due;

•	adversely affect the rights provided in the indenture to convert any Note;

•	modify the provisions of the indenture relating to our requirement to repurchase Notes:

•	upon a change in control after the occurrence thereof; or

•	on August 5, 2008, 2013 and 2018;

•	reduce the percentage in principal amount of the outstanding Notes necessary to modify or amend the indenture or any guarantee or to consent to any waiver provided for in the indenture; or

•	waive a default in the payment of any amount or shares of common stock due in connection with any Note.

      The holders of a majority in aggregate principal amount of the outstanding Notes may, on behalf of the holders of all Notes:

•	waive compliance by us with restrictive provisions of the indenture other than as provided in the preceding paragraph; and

•	waive any past default under the indenture or the guarantees and its consequences, except a default in the payment of the principal of, or redemption or purchase price of, or any interest (including contingent interest, if any) on, any Note or in respect of a provision that under the indenture or the guarantees cannot be modified or amended without the consent of the holder of each outstanding Note affected.

      Without the consent of any holders of Notes or the guarantees, we, the guarantors and the trustee may enter into one or more supplemental indentures for any of the following purposes:

•	to cure any ambiguity, defect or inconsistency,

•	to provide for uncertificated Notes in addition to or in place of certificated Notes,

•	to provide for the assumption of our or a guarantor’s obligations to holders of Notes in the case of a merger or consolidation or sale of all or substantially all of our assets,

•	to make any change that would provide any additional rights or benefits to the holders of Notes or that does not adversely affect the legal rights under the indenture of any such holder,

•	to comply with requirements of the Securities and Exchange Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act, or

•	to allow a Guarantor to execute a supplemental indenture and/or guarantee with respect to such Notes.

Events of Default

      Each of the following are events of default under the indenture:

(1) if we fail to pay interest (including contingent interest and additional amounts, if any) on any Notes when it becomes due and payable and the default continues for a period of 30 days, whether or not such failure shall be due to the subordination provisions of the indenture or agreements with respect to any other indebtedness or any other reason;

(2) if we fail to pay the principal on any Notes, when it becomes due and payable, at maturity, upon acceleration, upon redemption or otherwise (including the failure to make a change in control offer or make a payment to purchase Notes tendered pursuant to a change in control offer or the failure to repurchase Notes at your option on August 5, 2008, 2013 or 2018), whether or not such failure shall be due to the subordination provisions of the indenture or agreements with respect to any other indebtedness or any other reason;

(3) if we fail to observe or perform any other covenant or agreement contained in the indenture that continues for a period of 30 days after we received written notice specifying the default (and demanding that such default be remedied) from the trustee or the holders of at least 25% of the aggregate principal amount of outstanding Notes (except in the case of our default with respect to the “Merger, Consolidation and Sale of Assets” covenant, which will constitute an event of default with such notice requirement but without such passage of time requirement);

(4) if we default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the company or any of its subsidiaries that now or in the future guarantee the Credit Agreement or the Existing Notes (or the payment of which is guaranteed by the company or any such subsidiaries) (other than indebtedness owed to the company or any such subsidiaries or non-recourse financing to the extent such default is not due to the default by the company under any other indebtedness) whether such indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:

(a) is caused by a failure to pay such indebtedness at its stated maturity and such indebtedness together with other indebtedness in default for failure to pay principal at stated maturity (or the maturity of which as then accelerated) exceeds $10.0 million in the aggregate (a “Payment Default”); or

(b) results in the acceleration of such indebtedness prior to its express maturity and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

(5) failure by the company or any of its subsidiaries that now or in the future guarantee the Notes or the Credit Agreement to pay final judgments aggregating in excess of $10.0 million (except to the extent the judgment or judgments are in respect of non-recourse financing), which judgments are not paid, discharged or stayed for a period of 60 days; and

(6) certain events of bankruptcy affecting us or any of our significant subsidiaries.

      The events of default described in clauses (4), (5) and (6) above with respect to a subsidiary shall not apply if that person was not a subsidiary at the time such event or condition occurred unless, in the case of clause (4) or (5) above, we or another of our subsidiaries assumes or otherwise becomes liable for the liability referred to therein or the liabilities generally of such person.

      If an event of default (other than an event of default specified in clause (6) above) shall occur and be continuing, the trustee may, and at the request of the holders of at least 25% of the aggregate principal amount of outstanding Notes shall, declare the principal of and accrued interest on all the Notes to be due and payable in cash by written notice to us and, if it is given at the request of the holders, the trustee must specify the respective event of default and that it is a “notice of acceleration” (the “Acceleration Notice”). Upon delivery of an Acceleration Notice, the principal of and accrued interest (including contingent interest and additional amounts, if any) on all the Notes shall become immediately due and payable.

      If an event of default specified in clause (6) above occurs and is continuing with respect to us, then all unpaid principal of, and premium, if any, and accrued but unpaid interest (including contingent interest and additional amounts, if any) on all of the outstanding Notes shall become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder.

      At any time after a declaration of acceleration with respect to the Notes, the holders of a majority in aggregate principal amount of the outstanding Notes may rescind and cancel such declaration and its consequences:

•	if the rescission would not conflict with any judgment or decree;

•	if all existing events of default have been cured or waived except the nonpayment of principal or interest that has become due solely because of such acceleration;

•	if interest on overdue installments of interest (to the extent the payment of such interest is lawful) and on overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and

•	in the event of the cure or waiver of an event of default of the type described in clause (3) of the description above of events of default, the trustee has received an officers’ certificate and an opinion of counsel that such event of default has been cured or waived.

      No such rescission shall affect any subsequent default or impair any rights arising from a subsequent default.

      The holders of a majority in aggregate principal amount of the then outstanding Notes may waive any existing default or event of default under the indenture, and its consequences, except a default in the payment of the principal of or interest on any Notes or in shares of our common stock due in connection with the conversion of any Note.

      The holders of the Notes may not enforce the indenture or the Notes except as provided in the indenture and under the Trust Indenture Act. Subject to the provisions of the indenture relating to the duties of the trustee, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders, unless such holders have offered to the trustee reasonable indemnity. Subject to all provisions of the indenture and applicable law, the holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

      We are required to provide an officers’ certificate to the trustee promptly upon our obtaining knowledge of any default or event of default that has occurred and, if applicable, describe such default or event of default and the status thereof. In addition, we must provide an annual certification as to the existence of defaults and events of default.

Book-Entry System

      The Notes were issued in the form of one global note held in book-entry form. We have deposited the global note with the trustee, as custodian for DTC, and registered the global note in the name of Cede & Co. as DTC’s nominee. Owners of beneficial interests in the Notes represented by the global securities hold their interests pursuant to the procedures and practices of DTC. As a result, beneficial interests in any such securities are shown on, and transfers are effected only through, records maintained by DTC and its direct and indirect participants. Any such interests may not be exchanged for certificated securities, except in limited circumstances. Owners of beneficial interests must exercise any rights in respect of their interests, including any right to convert or require repurchase of their interests in the Notes, in accordance with the procedures and practices of DTC. Beneficial owners are not holders and are not entitled to any rights under the global securities or the indenture. We and the trustee, and any of our respective agents, may treat DTC as the sole holder and registered owner of the global securities.

      If you would like to convert your Notes into common stock pursuant to the terms of the Notes, you should contact your broker or other direct or indirect DTC participant to obtain information on procedures, including proper forms and cut-off times, for submitting their requests.

Exchange of Global Securities

      The Notes, represented by the global note, are exchangeable for certificated securities in fully registered form with the same terms only if:

•	DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within 90 days;

•	we decide to discontinue use of the system of book-entry transfer through DTC or any successor depositary, or

•	a default or an event of default under the indenture occurs and is continuing.

      DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” for registered participants, and it facilitates the settlement of transactions among its participants in those securities through electronic computerized book-entry changes in participants’ accounts, eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, including the agent, banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Information Concerning the Trustee

      The Bank of New York, as trustee under the indenture, has been appointed by us as paying agent, conversion agent, registrar and custodian with regard to the Notes. The trustee or its affiliates may from time to time in the future provide banking and other services to us in the ordinary course of their business.

Calculations in Respect of Notes

      We will be responsible for making many of the calculations called for under the Notes. These calculations include, but are not limited to, determination of the trading prices of the Notes and the sale price of our common stock and amounts of contingent interest payments, if any, payable on the Notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holder of Notes. We will provide a schedule of our calculations to the trustee, and the trustee is entitled to rely conclusively on the accuracy of our calculations without independent verification.

Transfer Agent and Registrar

      ComputerShare Investor Services, LLC acts as the transfer agent for our common stock. See “Description of Capital Stock.”

Governing Law

      The indenture, the Notes and the guarantees are governed by and construed in accordance with the laws of the State of New York.

REGISTRATION RIGHTS

      We and the Guarantors named therein entered into a registration rights agreement with the initial purchasers pursuant to which we have, at our expense, for the benefit of the holders, filed with the SEC a shelf registration statement, of which this prospectus is a part, covering resale of the Notes and the related guarantees as well as the resale of shares of our common stock received upon conversion of the Notes. We will use all reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act no later than 180 days after the first date of original issuance of the Notes; and use all reasonable best efforts to keep the shelf registration statement effective after its effective date until the earlier of: (1) the sale pursuant to the shelf registration statement of all of the Notes, guarantees and any shares of our common stock issued upon conversion of the Notes; (2) the expiration of the holding period applicable to the Notes, the guarantees and the shares of our common stock issuable upon conversion of the Notes held by non-affiliates of WCI under Rule 144(k) of the Securities Act, or any successor provision; and (3) the date on which all of the Notes, the guarantees and any shares of our common stock issued upon conversion of the Notes (i) cease to be outstanding or (ii) have been resold pursuant to Rule 144 of the Securities Act.

      We have the right to suspend use of the shelf registration statement during specified periods of time for any bona fide reason, including pending corporate developments and public filings with the SEC and similar events. If (1) the shelf registration statement, of which this prospectus is a part, is not declared effective on or prior to the 180th day after original issuance of the Notes or, (2) after the shelf registration statement, of which this prospectus is a part, has been declared effective, we fail to keep the shelf registration statement effective or usable in accordance with and during the periods specified in the registration rights agreement, other than the periods during which we are permitted to suspend registration, then, in each case, with respect to the first 90-day period immediately following the occurrence of any registration default described in clauses (1) and (2) above, we will pay additional amounts to all holders of Notes and all holders of our common stock issued on conversion of Notes equal to (i) in respect of each $1,000 principal amount of Notes, $0.05 per week and (ii) in respect of any shares of common stock issued upon conversion of Notes, $0.05 per week per $1,000 principal amount of Notes that would then be convertible into such number of shares. The amount of additional amounts will increase by an additional $0.05 per week per $1,000 principal amount of Notes and, in respect of any shares of common stock issued upon conversion of Notes, $0.05 per week per $1,000 principal amount of Notes that would then be convertible into such number of shares; with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum of additional amounts of $0.25 per week per $1,000 principal amount of Notes and, in respect of any shares of common stock issued upon conversion of the Notes, $0.25 per week per $1,000 principal amount of Notes that would then be convertible into such number of shares. So long as the failure to file or become effective or such unavailability continues, we will pay additional amounts in cash on February 5 and August 5 of each year to the person who is the holder of record of the Notes or common stock issuable in respect of the Notes on the immediately preceding January 20 or July 20. When such registration default is cured, accrued but unpaid additional amounts will be paid in cash on the subsequent interest payment date to the record holder as of the date of such cure. The right to receive additional amounts is the sole and exclusive remedy to the noteholders for breach by the company of its registration obligations.

      A holder who elects to sell any securities pursuant to the shelf registration statement:

•	will be required to be named as selling security holder;

•	will be required to deliver a prospectus to purchasers;

•	will be subject to the civil liability provisions under the Securities Act in connection with any sales; and

•	will be bound by the applicable provisions of the registration rights agreement, including indemnification obligations.

      We refer to the Notes, the guarantees and the common stock received on conversion of the Notes as “registrable securities.” We will provide a form of notice and questionnaire, to each holder to obtain certain information regarding the holder for inclusion in this prospectus. To be named as a selling security holder in the shelf registration statement when it first becomes effective, holders must complete and deliver the questionnaire within 20 business days of the date of the questionnaire. Any holder that does not complete and deliver a questionnaire or provide such other information will not be named as a selling security holder in the prospectus and therefore will not be permitted to sell any registrable securities under the shelf registration statement.

      Each holder must notify us not later than three business days prior to any proposed sale by that holder pursuant to the registration statement. This notice will be effective for five days. Each holder, by its acceptance of the Notes, agrees to hold any communications by us in response to such notice of a proposed sale in confidence.

      In no event may the method of distribution of the Notes or shares of our common stock take the form of an underwritten offering without our prior agreement.

DESCRIPTION OF CAPITAL STOCK

      Our authorized capital stock consists of 100,000,000 shares of common stock, $.01 par value per share, 100,000,000 shares of series common stock, $.01 par value per share and 100,000,000 shares of preferred stock, $.01 par value per share.

      As of October 31, 2003, our outstanding capital stock consisted of 43,580,695 shares of common stock. As of October 31, 2003, (1) we had no other shares of any class or series issued and outstanding and (2) we had no outstanding warrants, rights or convertible securities. In addition,

•	4,358,070 shares of common stock were reserved for issuance upon the exercise of stock options that were granted or reserved to be granted under the 1998 Stock Purchase and Option Plan for Key Employees; and

•	215,110 shares of common stock were reserved for issuance upon the exercise of stock options granted or to be granted under the Non-Employee Directors’ Stock Incentive Plan.

      Our authorized shares of preferred stock have not been designated as to series and will be available for issuance from time to time in one or more series at the discretion of our board of directors. While we have no present intention to issue shares of preferred stock, any such issuance could be used to discourage, delay or make more difficult a change in control of WCI.

      The common stock has one vote per share. As of October 31, 2003, there were 95 holders of all of our common stock.

      The following description of the material terms of our capital stock is subject to our restated certificate of incorporation and second amended and restated bylaws, which are incorporated by reference and filed, respectively, as exhibits to our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003, and the provisions of applicable Delaware law.

Common Stock

Voting Rights

      Each share of common stock will be entitled to one vote. Except as noted above, and except as provided under the Delaware General Corporation Law, the holders of shares of common stock vote together as a single class on all matters on which stockholders are permitted or entitled to vote, including the election of directors.

Dividends

      Each share of common stock will be entitled to receive dividends if, as and when declared by the board of directors out of funds legally available for that purpose, subject to preferences that may apply to any preferred stock that we may issue in the future. See “Dividend Policy.”

Liquidation Rights

      In the event of our dissolution or liquidation, after satisfaction of all our debts and liabilities and distributions to the holders of any preferred stock that we may issue in the future, if any, of amounts to which they are preferentially entitled, holders of common stock will be entitled to share ratably with holders of common stock in the distribution of assets to the stockholders.

Other Provisions

      There are no cumulative, subscription or preemptive rights to subscribe for any additional securities which we may issue, and there will be no redemption provisions, conversion provisions or sinking fund provisions applicable to the common stock.

Election of Directors

      The election of directors of WCI will be determined by a majority of the votes cast at the general meeting at which the directors are elected. Stockholders of WCI do not have cumulative voting rights. Accordingly, the holders of a majority of the voting rights attaching to our common stock will, as a practical matter, be entitled to control the election of all directors.

Preferred Stock and Series Common Stock

      The rights and preferences of our authorized preferred stock and series common stock is undesignated. Our board of directors has the authority to issue the preferred shares and series common stock in one or more series and to fix the rights, preferences, privileges and restrictions attaching to those shares, including dividend rights, conversion rights, voting rights, redemption terms and prices, liquidation preferences and the numbers of shares constituting any series and the designation of any series, without further vote or action by the stockholders.

      Subject to applicable law and stock exchange regulations, and series of preferred stock or series common stock could, as determined by our board of directors at the time of issuance, rank senior to our common stock with respect to dividends, voting rights, redemption and liquidation rights.

      At present, we have no preferred stock or series common stock outstanding and have no plans to issue any preferred shares or series common stock.

Board Actions

      WCI’s second amended and restated by-laws provide that certain actions require approval by our board of directors. Actions will require approval by a majority of the votes present and entitled to be cast at a properly convened meeting of our board of directors.

The New York Stock Exchange

      Our common stock is listed on the New York Stock Exchange under the Symbol “WCI”.

Transfer Agent and Registrar

      Computershare Investor Services, LLC (the “Transfer Agent”) is the transfer agent and registrar for the common shares in the United States.

Registration Rights

      After our initial public offering, certain executive officers, directors and institutional holders were entitled to various rights with respect to the registration of such shares under the Securities Act pursuant to a registration rights agreement entered into in connection with such public offering. Under the terms of this agreement, if we propose to register any of our securities under the Securities Act, either for our own account or for the account of other security holders exercising registration rights, the holders of our common stock who are parties to our registration rights agreement are entitled to notice of the registrations and are entitled, subject to limitations, to include shares in the registration. Citicorp Venture Capital, Kamehameha Activities Association and the John D. and Catherine F. MacArthur Foundation, together acting as a group, and the estates of Don Ackerman and Al Hoffman, acting individually, may require us to file a registration statement under the Securities Act with respect to their shares on one occasion each, and we have agreed to bear all registration expenses other than underwriters discounts and selling concessions incurred in connection with these requested registrations. In the demand registrations, we are required to use our reasonable best efforts to complete the registration. These rights are subject to conditions and limitations, among them, the right of the underwriters of an offering to limit the number of shares included in a registration.

Anti-Takeover Measures

Delaware Law

      We are governed by the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•	prior to the business combination our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, such stockholder owned at least 85% of our outstanding voting stock at the time such transaction commenced, excluding for the purpose of determining the number of shares outstanding those shares owned:

•	by our officers and directors and

•	by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to such time the business combination is approved by our board of directors and authorized at an annual or special meeting of our stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of our outstanding voting stock which is not owned by the interested stockholder.

      A “business combination” includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years did own) 15% or more of the corporation’s voting stock. The statute could have the effect of delaying, deferring or preventing a change in our control or reducing the price that some investors might be willing to pay in the future for our common stock.

Election and Removal of Directors

      Our restated certificate of incorporation provides for three classes of directors, as nearly equal in number as possible, with the directors in each class serving for a three-year term, and one class being elected each year by our stockholders. Directors may be removed only for cause and only by the affirmative vote of seventy-five percent in voting power voting as a single class of all of our shares entitled to vote generally in the election of directors. In addition, the authorized number of directors may be changed only by resolution of our board of directors and does not include a provision for cumulative voting for directors. These and other provisions contained in our restated certificate of incorporation and second amended and restated by-laws could delay or discourage certain types of transactions involving an actual or potential change in control of us or our management (including transactions in which stockholders might otherwise receive a premium for their shares over then current prices) and may limit the ability of stockholders to remove current management or approved transactions that stockholders may deem to be in their best interests and, therefore, could adversely affect the price of the Notes and our common stock into which the Notes are convertible.

Stockholder Meetings and Written Consent

      Our restated certificate of incorporation provides that any action required or permitted to be taken to our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing. In addition, special meetings of the stockholders can only be called by our chief executive officer, the president or the majority of our board of directors.

Stockholder Nominations and Proposals

      Our second amended and restated by-laws provides that a stockholder may nominate one or more persons for election as directors or may bring other business at an annual meeting only if the stockholder has given written notice, either by personal delivery or certified mail, to our corporate secretary not less than 90 days and not more than 120 days before the first anniversary of the preceding year’s annual meeting. Each notice must contain:

•	as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to the nominee required by the proxy rules under the Securities Exchange Act of 1934, as amended, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

•	as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting business at the meeting and any material interest in such business of the stockholder and the beneficial owner, if any, on whose behalf the proposal is made;

•	the name and address of the stockholder or beneficial owner, if any, on whose behalf the proposal is made, as they appear on WCI’s stock transfer books;

•	the class, series and number of WCI shares which are owned beneficially and of record by such stockholder and such beneficial owner, if any; and

•	if the stockholder intends to solicit proxies in support of such stockholder’s proposal, a representation to that effect.

      Business brought before an annual meeting without complying with these provisions will not be transacted.

Liability of Officers and Directors

      Our restated certificate of incorporation provides that no director will be personally liable for violations of the director’s fiduciary duty, except

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders,

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

•	for liability of directors for unlawful payment of dividends or unlawful stock purchase or redemptions or

•	for any transaction from which a director derived an improper personal benefit.

Our restated certificate of incorporation provides that WCI shall indemnify any officer or director to the full extent permitted under Delaware law. We have been informed that in the opinion of the Securities and Exchange Commission, indemnification for liabilities under the Securities Act of 1933 is against public policy and is unenforceable.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

      In the opinion of Simpson Thacher & Bartlett LLP, the following is an accurate discussion of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the Notes, and where noted, the common stock, as of the date of this prospectus. Except where noted, this summary deals only with a Note held as a capital asset by a U.S. holder and it does not deal with special situations. For example, this summary does not address:

•	tax consequences to holders who may be subject to special tax treatment, such as dealers in securities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities or insurance companies;

•	tax consequences to persons holding the Notes as part of a hedging, integrated, constructive sale or conversion transaction or a straddle;

•	tax consequences to holders of the Notes whose “functional currency” is not the U.S. dollar;

•	alternative minimum tax consequences, if any; or

•	any state, local or foreign tax consequences.

      The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the Code), and United States Treasury regulations, rulings and judicial decisions as of the date of this prospectus. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below.

      If a partnership holds the Notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the Notes, you should consult your own tax advisors.

      No statutory, administrative or judicial authority directly addresses the treatment of the Notes for U.S. federal income tax purposes. The Internal Revenue Service (the IRS) has issued a revenue ruling with respect to instruments similar to the Notes. This ruling supports certain aspects of the treatment described below. However, no rulings have been sought or are expected to be sought from the IRS with respect to any of the U.S. federal income tax consequences discussed below. As a result, we cannot assure you that the IRS will agree with the tax characterizations and the tax consequences described below.

      If you are considering purchasing the Notes, you should consult your own tax advisors concerning the U.S. federal income tax consequences in light of your particular situation and any consequences arising under the laws of any other taxing jurisdiction.

U.S. Holders

      The following discussion is a summary of material U.S. federal income tax consequences that will apply to you if you are a U.S. holder of Notes.

      For purposes of this discussion, a U.S. holder is a beneficial owner of a Note that is:

•	a citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States or any political subdivision of the United States;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Classification of the Notes

      Under the indenture governing the Notes, we and each holder of the Notes agree, for U.S. federal income tax purposes, to treat the Notes as indebtedness that is subject to the regulations governing contingent payment debt instruments (the Contingent Debt Regulations) in the manner described below. The remainder of this discussion assumes that the Notes will be so treated and does not address any possible differing treatments of the Notes. However, the application of the Contingent Debt Regulations to instruments such as the Notes is uncertain in several respects, and no rulings have been sought from the IRS or a court with respect to any of the tax consequences discussed below. Accordingly, no assurance can be given that the IRS or a court will agree with the treatment described herein. Any differing treatment could affect the amount, timing and character of income, gain or loss in respect of an investment in the Notes. In particular, a holder might be required to accrue original issue discount at a lower rate, might not recognize income, gain or loss upon conversion of the Notes to common stock, and might recognize capital gain or loss upon a taxable disposition of its Notes. Holders should consult their tax advisors concerning the tax treatment of holding the Notes.

Accrual of Interest

      Under the Contingent Debt Regulations, actual cash payments on the Notes, including payments of contingent interest, if any, will not be reported separately as taxable income, but will be taken into account under such regulations. As discussed more fully below, the effect of these Contingent Debt Regulations will be to:

•	require you, regardless of your usual method of tax accounting, to use the accrual method with respect to the Notes;

•	require you to accrue original issue discount at the comparable yield (as described below) which will be substantially in excess of interest payments actually received by you; and

•	generally result in ordinary rather than capital treatment of any gain, and to some extent loss, on the sale, exchange, repurchase or redemption of the Notes.

      You will be required to accrue an amount of original issue discount for U.S. federal income tax purposes, for each accrual period prior to and including the maturity date of the Notes that equals:

•	the product of (i) the adjusted issue price (as defined below) of the Notes as of the beginning of the accrual period; and (ii) the comparable yield (as defined below) of the Notes, adjusted for the length of the accrual period;

•	divided by the number of days in the accrual period; and

•	multiplied by the number of days during the accrual period that you held the Notes.

      The issue price of a Note was the first price at which a substantial amount of the Notes was sold to the public, excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The adjusted issue price of a Note will be its issue price increased by any original issue discount previously accrued, determined without regard to any adjustments to original issue discount accruals described below, and decreased by the projected amounts of any payments previously made with respect to the Notes. If you purchase a Note at a price other than its issue price, see the discussion under “— Purchases of Notes at a Price other than the Adjusted Issue Price.”

      Under the Contingent Debt Regulations, you will be required to include original issue discount in income each year, regardless of your usual method of tax accounting, based on the comparable yield of the Notes. We have determined the comparable yield of the Notes based on the rate, as of the initial issue date, at which we would issue a fixed-rate, nonconvertible debt instrument with no contingent payments but with terms and conditions similar to the Notes. Accordingly, we have determined that the comparable yield is an annual rate of 8.9%, compounded semi-annually.

      We are required to furnish to you the comparable yield and, solely for tax purposes, a projected payment schedule that includes the actual interest payments, if any, on the Notes and estimates the amount and timing of contingent interest payments and payment upon maturity on the Notes taking into account the fair market value of the common stock that might be paid upon a conversion of the Notes. You may obtain the projected payment schedule by submitting a written request for it to us at the address set forth in “Incorporation of Certain Documents by Reference.” By purchasing the Notes, you agree in the indenture to be bound by our determination of the comparable yield and projected payment schedule. For U.S. federal income tax purposes, you must use the comparable yield and the schedule of projected payments in determining your original issue discount accruals, and the adjustments thereto described below, in respect of the Notes.

      The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of your original issue discount and adjustments thereof in respect of the Notes and do not constitute a projection or representation regarding the actual amount of the payments on a Note.

Adjustments to Interest Accruals on the Notes

      If the actual contingent payments made on the Notes differ from the projected contingent payments, adjustments will be made for the difference. If, during any taxable year, you receive actual payments with respect to the Notes for that taxable year that in the aggregate exceed the total amount of projected payments for the taxable year, you will incur a positive adjustment equal to the amount of such excess. Such positive adjustment will be treated as additional original issue discount in such taxable year. For these purposes, the payments in a taxable year include the fair market value of property received in that year. If you receive in a taxable year actual payments with respect to the Notes for that taxable year that in the aggregate are less than the amount of projected payments for that taxable year, you will incur a negative adjustment equal to the amount of such deficit. A negative adjustment will:

•	first, reduce the amount of original issue discount required to be accrued in the current year;

•	second, any negative adjustments that exceed the amount of original issue discount accrued in the current year will be treated as ordinary loss to the extent of your total prior original issue discount inclusions with respect to the Notes, reduced to the extent such prior original issue discount was offset by prior negative adjustments; and

•	third, any excess negative adjustments will be treated as a regular negative adjustment in the succeeding taxable year.

Sale, Exchange, Repurchase, Conversion or Redemption

      Upon the sale, exchange, conversion, repurchase or redemption of a Note, you will recognize gain or loss equal to the difference between your amount realized and your adjusted tax basis in the Notes. As a holder of a Note, you agree that under the Contingent Debt Regulations, we will report the amount realized as including the fair market value of our stock that you receive on conversion or repurchase as a contingent payment. Such gain on a Note generally will be treated as ordinary income. Loss from the disposition of a Note will be treated as ordinary loss to the extent of your prior net original issue discount inclusions with respect to the Notes. Any loss in excess of that amount will be treated as capital loss, which will be long-term if the Notes were held for greater than one year. The deductibility of net capital losses by individuals and corporations is subject to limitations.

      Special rules apply in determining the tax basis of a Note. Your tax basis in a Note is generally increased by original issue discount (before taking into account any adjustments) you previously accrued on the Notes, and reduced by the projected amount of any payments previously scheduled to be made on the Notes.

      Under this treatment, your adjusted tax basis in the common stock received upon conversion or repurchase of a Note will equal the then current fair market value of such common stock. Your holding period for our common stock received will commence on the day of conversion or repurchase.

      Given the uncertain tax treatment of instruments such as the Notes, you should contact your tax advisers concerning the tax treatment on conversion of a Note and the ownership of the common stock.

Purchases of Notes at a Price other than the Adjusted Issue Price

      If you purchase a Note in the secondary market for an amount that differs from the adjusted issue price of the Note at the time of purchase, you will be required to accrue interest income on the Note in accordance with the comparable yield even if market conditions have changed since the date of issuance. You must reasonably determine whether the difference between the purchase price for a Note and the adjusted issue price of a Note is attributable to a change in expectation as to the contingent amounts potentially payable in respect of the Note, a change in interest rates since the Note were issued, or both, and allocate the difference accordingly. Adjustments allocated to a change in interest rates will cause, as the case may be, a “positive adjustment” or a “negative adjustment” to your interest inclusion. If the purchase price of a Note is less than its adjusted issue price, a positive adjustment will result, and if the purchase price is more than the adjusted issue price of a Note, a negative adjustment will result. To the extent that an adjustment is attributable to a change in interest rates, it must be reasonably allocated to the daily portions of interest over the remaining term of the Note.

      To the extent that the difference between your purchase price for the Note and the adjusted issue price of the Note is attributable to a change in expectations as to the contingent amounts potentially payable in respect of the Note (and not to a change in the market interest rates), you will be required to reasonably allocate that difference to the contingent payments. Adjustments allocated to the contingent payments will be taken into account when the contingent payments are made. Any negative or positive adjustment of the kind described above made by you will decrease or increase, respectively, your tax basis in the Note.

      Certain U.S. holders will receive Forms 1099-OID reporting interest accruals on their note. Those forms will not, however, reflect the effect of any positive or negative adjustments resulting from your purchase of a Note in the secondary market at a price that differs from its adjusted issue price on the date of purchase. You are urged to consult your tax advisor as to whether, and how, such adjustments should be made to the amounts reported on any Form 1099-OID.

Constructive Distributions

      The conversion rate of the Notes will be adjusted in certain circumstances. Under section 305(c) of the Code, adjustments (or failures to make adjustments) that have the effect of increasing your proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution to you. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the Notes, however, will generally not be considered to result in a deemed distribution to you. Certain of the possible conversion rate adjustments provided in the Notes (including, without limitation, adjustments in respect of taxable dividends to holders of our common stock) will not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, the U.S. holders of Notes will be deemed to have received a distribution even though they have not received any cash or property as a result of such adjustments. Any deemed distributions will be taxable as a dividend, return of capital, or capital gain in accordance with the earnings and profits rules under the Code.

Non-U.S. Holders

      The following is a summary of the U.S. federal income tax consequences that will apply to you if you are a non-U.S. holder of Notes or shares of common stock. The term “non-U.S. holder” means a beneficial owner of a Note or share of common stock that is neither a U.S. holder nor a partnership.

      Special rules may apply to certain non-U.S. holders such as “controlled foreign corporations”, “passive foreign investment companies”, “foreign personal holding companies”, corporations that accumulate earnings to avoid federal income tax or, in certain circumstances, individuals who are U.S. expatriates. Such non-U.S. holders should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Payments with Respect to the Notes

      The 30% U.S. federal withholding tax will not apply to any payment to you of principal or interest (including amounts taken into income under the accrual rules described above under “— U.S. Holders” and a payment of common stock pursuant to a conversion or repurchase) on a Note, provided that:

•	interest paid on the Note is not effectively connected with your conduct of a trade or business in the United States;

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote within the meaning of Section 871(h)(3) of the Code;

•	you are not a controlled foreign corporation that is related to us through stock ownership;

•	you are not a bank whose receipt of interest (including original issue discount) on a Note is described in Section 881(c)(3)(A) of the Code;

•	our common stock continues to be actively traded within the meaning of Section 871(h)(4)(C)(v)(I) of the Code and we are not a “U.S. real property holding corporation”; and

•	(a) you provide your name and address, and certify, under penalties of perjury, that you are not a U.S. person (which certification may be made on an IRS Form W-8BEN (or successor form)) or (b) you hold your Notes through certain foreign intermediaries and you satisfy the certification requirements of applicable Treasury regulations.

      Special certification rules apply to holders that are pass-through entities.

      If you cannot satisfy the requirements described above, or you receive payments that are related to our dividends on an “as-if-converted” basis as provided under “Description of the Notes — Conversion Rights — Conversion Price Adjustments,” payments of interest (including original issue discount) will be subject to the 30% U.S. federal withholding tax, unless you provide us with a properly executed (1) IRS Form W-8BEN (or successor form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or successor form) stating that interest (including original issue discount) paid on the Notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

      If you are engaged in a trade or business in the United States and interest (including original issue discount) on a Note is effectively connected with the conduct of that trade or business, you will be subject to U.S. federal income tax on that interest on a net income basis (although exempt from the 30% withholding tax if you satisfy the certification requirement described under “— Payments with Respect to the Notes”) in the same manner as if you were a U.S. person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a “branch profits tax” equal to 30% (or lower applicable income tax treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States.

Payments on Common Stock and Constructive Dividends

      Any dividends paid to you with respect to the shares of common stock (and any deemed dividends resulting from certain adjustments, or failure to make adjustments, to the number of shares of common stock to be issued upon conversion, see “— U.S. Holders — Constructive Distributions” above) will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business within the United States and, where a tax treaty applies, are attributable to a U.S. permanent establishment, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Certain certification and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected dividends received by a foreign corporation may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

      A non-U.S. holder of shares of common stock who wishes to claim the benefit of an applicable treaty rate is required to satisfy applicable certification and other requirements. If you are eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

      As more fully described under “Registration Rights,” upon the occurrence of certain enumerated events we may be required to pay additional amounts to you. Payments of such additional amounts may be subject to federal withholding.

Sale, Exchange, Redemption or Other Disposition of Shares of Common Stock

      Any gain realized upon the sale, exchange, redemption or other disposition of a share of common stock generally will not be subject to U.S. federal income tax unless:

•	that gain is effectively connected with the conduct of a trade or business in the United States by you,

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, or

•	we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes.

      An individual non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax on the net gain derived from the sale. An individual non-U.S. holder described in the second bullet point above will be subject to a flat 30% U.S. federal income tax on the gain derived from the sale, which may be offset by U.S. source capital losses, even though the holder is not considered a resident of the United States. A non-U.S. holder that is a foreign corporation and is described in the first bullet point above will be subject to tax on gain under regular graduated U.S. federal income tax rates and, in addition, may be subject to a “branch profits tax” at a 30% rate or a lower rate if so specified by an applicable income tax treaty.

      We believe that we are not and do not anticipate becoming a “U.S. real property holding corporation” for U.S. federal income tax purposes. If we are or become a “United States real property holding corporation” but our common stock is and continues to be regularly traded on an established securities market, only a non-United States holder of common stock who holds or held (at any time during the shorter of the five year period preceding the date of disposition or the holder’s holding period) more than 5% of our common stock will be subject to United States federal income tax on the disposition of our common stock under the third bullet above.

U.S. Federal Estate Tax

      The U.S. federal estate tax will not apply to Notes owned by you at the time of your death, provided that any payment to you on the Notes, including original issue discount, would be eligible for exemption from the 30% federal withholding tax under the rules described under “— Payments with Respect to the Notes” without regard to the sixth bullet point. However, shares of common stock held by you at the time of your death will be included in your gross estate for U.S. federal estate tax purposes unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

      If you are a U.S. holder of Notes or shares of common stock, information reporting requirements generally will apply to all payments we make to you and the proceeds from a sale of a Note or share of common stock made to you, unless you are an exempt recipient such as a corporation. A backup withholding tax will apply to those payments if you fail to provide a taxpayer identification number, or a certification of exempt status, or if you fail to report in full interest and dividend income.

      In general, if you are a non-U.S. holder, you will not be subject to backup withholding with respect to payments that we make to you provided that we do not have actual knowledge or reason to know that you are a U.S. person and you have given us the statement described above under “— Payments With Respect to the Notes.” Information reporting will generally apply to payments of interest and dividends and the amount of any tax, if any, withheld with respect to such payments. Copies of the information returns reporting such interest and dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

      In addition, if you are a non-U.S. holder, payments of the proceeds of a sale of a Note or share of common stock within the United States or conducted through certain U.S.-related financial intermediaries are subject to both backup withholding and information reporting unless you certify under penalties of perjury that you are a non-U.S. holder (and the payor does not have actual knowledge or reason to know that you are a U.S. person) or you otherwise establish an exemption.

      Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished to the IRS.

PLAN OF DISTRIBUTION

      We are registering the Notes and the related guarantees and shares of our common stock received upon conversion of the Notes covered by this prospectus to permit securityholders to conduct public secondary trading of these securities from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Notes and the related guarantees or the sale of shares of our common stock received upon conversion of the Notes offered by this prospectus.

      The selling securityholders and their successors, including their transferees, pledgees or donees or their successors, may sell the Notes and the related guarantees as well as the sale of shares of our common stock received upon conversion of the Notes directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

      The Notes and the related guarantees as well as the sale of shares of our common stock received upon conversion of the Notes may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

•	on any national securities exchange, U.S. inter-dealer system of a registered national securities association or quotation service on which the Notes and the related guarantees or shares of our common stock may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges, systems services or in the over-the-counter market;

•	through the writing of options, whether the options are listed on an options exchange or otherwise; or

•	through the settlement of short sales.

      In connection with the sale of the Notes and the related guarantees as well as the sale of shares of our common stock received upon conversion of the Notes or otherwise, the selling securityholders may enter into hedging transactions with the broker-dealers or other financial institutions, which may in turn engage in short sales of the Notes or our common stock issuable upon conversion of the Notes in the course of hedging the positions they assume. The selling securityholders may also sell the Notes or our common stock short and deliver these securities to close out their short positions, or loans or pledge the Notes or the shares of our common stock issuable upon conversion of the Notes to broker-dealers that in turn may sell these securities.

      The aggregate proceeds to the selling securityholders from the sale of the Notes and the related guarantees or the sale of shares of our common stock received upon conversion of the Notes offered by them will be the purchase price of the Notes or shares of our common stock less discounts and commissions, if any. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Notes and the related guarantees or proposed purchase of shares of our common stock to be made directly or through agents.

      To our knowledge, there are currently no plans, arrangements or understandings between any selling securityholders and any underwriter, broker-dealer or agent regarding the sale of the Notes and the related guarantees and the shares of underlying common stock by the selling securityholders. Selling securityholders may decide not to sell all or a portion of the Notes and the related guarantees and shares of our common stock offered by them pursuant to this prospectus or may decide not to sell Notes and the related guarantees or shares of our common stock under this prospectus. In addition, any selling securityholders may transfer, devise or give the Notes and the related guarantees and shares of our common stock by other means not described in this prospectus. Any Notes, guarantees or our common stock covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

      Our common stock is listed for trading on the New York Stock Exchange. We do not intend to list the Notes or the guarantees on any national market or exchange. Although the initial purchasers of the Notes have advised us that they intend to make a market in the Notes, they are not obligated to do so. Therefore, we cannot assure you of the liquidity of the trading market for the Notes.

      In order to comply with the securities laws of some states, if applicable, the Notes and the related guarantees and shares of our common stock received upon conversion of the Notes may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Notes and the related guarantees and our common stock received upon conversion of the Notes may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

      The selling securityholders and any underwriters, broker-dealers or agents that participate in the sale of the Notes and the related guarantees or shares of our common stock received upon conversion of the Notes may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The selling securityholders have acknowledged that they understand their obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M.

      None of the selling securityholders named in this prospectus are broker-dealers, other than TD Securities (USA) Inc. and Jefferies & Company, Inc. Therefore, with respect to the sale of the Notes and the related guarantees or shares of our common stock received upon conversion of the Notes, TD Securities (USA) Inc. and Jefferies & Company, Inc. would each be considered an “underwriter” within the meaning of Section 2(11) of the Securities Act. Canyon Capital Arbitrage Master Fund, Ltd., Canyon Value Realization Fund (Cayman), Ltd., Canyon Value Realization Fund, L.P., Canyon Value Realization MAC 18, Ltd. (RMF), DBAG London, HighBridge International LLC and HBK Master Fund L.P. are affiliates of broker-dealers, and each of these securityholders has represented to us it purchased the Notes and the related guarantees in the ordinary course of business and that, at the time it purchased the Notes and the related guarantees, it did not have any agreements or understandings with any person to distribute the Notes and the related guarantees.

      To the extent required, the specific Notes or our common stock to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commission or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

      Under the registration rights agreement that has been filed as an exhibit to this registration statement, we agreed to use our reasonable best efforts to keep the registration statement of which this prospectus is a part effective until the earlier of:

•	the sale pursuant to Rule 144 under the Securities Act or the shelf registration statement of all the securities registered thereunder;

•	the expiration of the holding period applicable to such securities held by persons that are not affiliates of ours under Rule 144(k) under the Securities Act or any successor provision; and

•	the date on which all of the securities registered thereunder (i) cease to be outstanding or (ii) have been resold pursuant to Rule 144 of the Securities Act.

      We are permitted to prohibit offers and sales of securities pursuant to this prospectus under certain circumstances and subject to certain conditions for a period not to exceed 45 or, in certain circumstances, 60 consecutive days in any 90-day period, provided that the total amount of time that offers and sales of securities pursuant to this prospectus is prohibited does not exceed 90-days during any twelve-month period. During the time periods when the use of this prospectus is suspended, each selling securityholder has agreed not to sell Notes and the related guarantees or shares of our common stock received upon conversion of the Notes. We also agreed to pay additional amounts to certain securityholders of the Notes and shares of our common stock issuable upon conversion of the Notes if the prospectus is unavailable for periods in excess of those permitted.

      Under the registration rights agreement, we and the selling securityholders will each indemnify the other against certain liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection with these liabilities.

      We have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the Notes and the related guarantees and the shares of underlying common stock to the public other than commissions, fees and discounts of underwriters, brokers, dealers and agents.

VALIDITY OF THE SECURITIES

      The enforceability of the Company’s and the guarantors’ obligations under the indenture, the Notes and the related guarantees and the validity of the common stock issuable upon conversion will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

      The financial statements incorporated in this Registration Statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

AVAILABLE INFORMATION

      We are subject to the informational requirements of the Securities Exchange Act of 1934 and file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed by us may be inspected and copied at the Public Reference Section of the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549-1004. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. Reports, proxy and information statements and other information filed electronically by us with the SEC are available at the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      We “incorporate by reference” information contained in documents that we file with the SEC into this prospectus. This means that we disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed with the SEC on March 4, 2003;

•	Our Quarterly Report on Form 10-Q for the three month period ended March 31, 2003, filed with the SEC on May 1, 2003;

•	Our Quarterly Report on Form 10-Q for the three month period ended June 30, 2003, filed with the SEC on July 30, 2003;

•	Our Quarterly Report on Form 10-Q for the three month period ended September 30, 2003, filed with the SEC on November 5, 2003;

•	Our Current Report on Form 8-K dated May 9, 2003;

•	Our Current Report on Form 8-K dated July 30, 2003;

•	Our Current Report on Form 8-K dated September 24, 2003;

•	Our Current Report on Form 8-K dated September 25, 2003; and

•	Our Current Report on Form 8-K dated October 20, 2003.

      You can request a copy of these filings at no cost, by writing or calling us at the following address:

WCI Communities, Inc.

24301 Walden Center Drive
Bonita Springs, FL 34134
(239) 947-2600

Attention: James D. Cullen

      You should only rely on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any Note, related guarantee or shares of common stock into which the Notes are convertible offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such offer of solicitation. You should not assume that the information in this prospectus or the documents incorporated herein by reference is accurate as of any date other than the date on the front of this prospectus or the documents incorporated herein by reference as applicable.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution.

Securities and Exchange Commission registration fee	$10,113
Printing and engraving expenses	20,000
Legal fees and expenses	100,000
Accounting fees and expenses	20,000
Trustee’s fees and expenses	10,000
Miscellaneous	4,887

Total	$165,000

      All of the above except the Securities and Exchange Commission registration fee are estimated.

Item 15.     Indemnification of Directors And Officers.

      (a) WCI Communities, Inc., Bay Colony-Gateway, Inc., Pelican Landing Golf Resort Ventures, Inc., First Fidelity Title, Inc., Sun City Center Golf Properties, Inc., Watermark Realty, Inc. and Tiburon Golf Ventures, Inc.

      Section 145 of the Delaware General Corporation Law (the “DGCL”) permits the companies to indemnify their officers and directors against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action (except settlements or judgments in derivative suits), suit or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee or agent of the company, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”). The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders of disinterested directors, or otherwise.

      The certificate of incorporation and/or bylaws of WCI Communities, Inc., Bay Colony-Gateway, Inc., Pelican Landing Gold Resort Ventures, Inc., First Fidelity Title, Inc., Sun City Center Golf Properties, Inc., Watermark Realty, Inc. and Tiburon Golf Ventures, Inc. provide for the mandatory indemnification of their directors, officers, employees and other agents to the maximum extent permitted by the DGCL.

      As permitted by sections 102 and 145 of the DGCL, the certificate of incorporation of WCI Communities, Inc., Bay Colony-Gateway, Inc., Pelican Landing Golf Resort Ventures, Inc., First Fidelity Title, Inc., Sun City Center Golf Properties, Inc., Watermark Realty, Inc. and Tiburon Golf Ventures, Inc. eliminate a director’s personal liability for monetary damages to the company and its stockholders arising from a breach of a director’s fiduciary duty, other than for a breach of a director’s duty of loyalty or for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, and except as otherwise provided under the DGCL.

      The companies may purchase and maintain insurance on behalf of any director or officer of the company against any liability asserted against such person, whether or not the companies would have the power to indemnify such person against such liability under the provisions of the certificate of incorporation or otherwise. The companies have purchased and maintain insurance on behalf of their directors and officers.

      (b) Communities Finance Company, LLC

      Communities Finance Company, LLC is permitted by Section 18-108 of the Delaware Limited Liability Company Act, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of Communities Finance Company, LLC. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any agreement, vote of members or disinterested directors or otherwise.

      The Limited Liability Company agreement of Communities Finance Company, LLC permit indemnification by the company for any loss, damage, cost or expense by reason of any act or omission performed or omitted by a manager on behalf of the company and in a manner believed to be within the scope of his or her authority, subject to certain exceptions.

      The company may purchase and maintain insurance on behalf of any director or officer of the company against any liability asserted against such person, whether or not the company would have the power to indemnify such person against such liability under the provisions of the limited liability company agreement or otherwise. The company has purchased and maintains insurance on behalf of its directors and officers.

      (c) The Colony at Pelican Landing Golf Club, Inc., Community Specialized Services, Inc., Financial Resources Group, Inc., WCI Architecture & Land Planning, Inc., WCI Homes, Inc., Sarasota Tower, Inc., Watermark Pools, Inc., Florida National Properties, Inc., WCI Golf Group, Inc., JYC Holdings, Inc., Communities Home Builders, Inc., Florida Lifestyle Management Company, Livingston Naples, Inc., Livingston Road, Inc., Marbella At Pelican Bay, Inc., Tarpon Cove Yacht & Racquet Club, Inc., Sun City Center Realty, Inc., Watermark Realty Referral, Inc., WCI Communities Property Management, Inc., Communities Amenities, Inc., Gateway Communications Services, Inc., WCI Realty, Inc., Bay Colony Realty Associates, Inc., Bay Colony of Naples, Inc., Coral Ridge Communities, Inc., Coral Ridge Properties, Inc., Coral Ridge Realty, Inc., Coral Ridge Realty Sales, Inc., Florida Design Communities, Inc., Gateway Communities, Inc., Gateway Realty Sales, Inc., Heron Bay, Inc., Heron Bay Golf Course Properties, Inc., Pelican Bay Properties, Inc., Pelican Landing Communities, Inc., Pelican Landing Properties, Inc., Pelican Marsh Properties, Inc., Tarpon Cove Realty, Inc. and WCI Capital Corporation.

      The companies have authority under Section 607.0850 of the Florida Business Corporation Act (the “FBCA”) to indemnify their directors and officers in connection with actions, suits and proceedings brought against them if the person acted in good faith and in a manner which the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal actions, had no reasonable cause to believe the person’s conduct was unlawful. Unless pursuant to a determination by a court, the determination of whether a director, officer or employee has acted in accordance with the applicable standard of conduct must be made by (i) a majority vote of directors who were not parties to the proceeding or a committee consisting solely of two or more directors not parties to the proceedings, (ii) independent legal counsel selected by a majority vote of the directors who were not parties to the proceeding or committee of directors (or selected by the full board if a quorum or committee cannot be obtained), or (iii) the affirmative vote of the majority of the company’s shareholders who were not parties to the proceeding.

      The FBCA further provides that the companies may make any other or further indemnity by resolution, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, except with respect to certain enumerated acts or omissions of such persons. Florida law prohibits indemnification or advancement of expenses if a judgment or other final adjudication establishes that the actions of a director, officer or employee constitute (i) a violation of criminal law, unless the person had reasonable cause to believe his or her conduct was lawful, (ii) a transaction from which such person derived an improper personal benefit, (iii) willful misconduct or conscious disregard for the best interests of the corporation in the case of a derivative action by a shareholder, or (iv) in the case of a director, a circumstance under which a director would be liable for improper distributions under Section 607.0834 of the FBCA. The FBCA does not affect a director’s responsibilities under any other law, such as federal securities laws.

      The articles of incorporation and/or the by-laws of The Colony at Pelican Landing Golf Club, Inc., Community Specialized Services, Inc., Financial Resources Group, Inc., WCI Architecture & Land Planning, Inc., WCI Homes, Inc., Sarasota Tower, Inc., Watermark Pools, Inc., Florida National Properties, Inc., WCI Golf Group, Inc., JYC Holdings, Inc., Communities Home Builders, Inc., Florida Lifestyle Management Company, Livingston Naples, Inc., Livingston Road, Inc., Marbella At Pelican Bay, Inc., Tarpon Cove Yacht & Racquet Club, Inc., Sun City Center Realty, Inc., Watermark Realty Referral, Inc., WCI Communities Property Management, Inc., Communities Amenities, Inc., Florida Design Communities, Inc., Coral Ridge Communities,

Inc., Heron Bay, Inc., Heron Bay Golf Course Properties, Inc. and WCI Capital Corporation provide that, to the fullest extent permitted by the FBCA, as amended from time to time, each company will indemnify any and all persons whom it has the power to indemnify from and against any and all of the expenses, liabilities or other matters referred to in the FBCA.

      The companies may purchase and maintain insurance on behalf of any director or officer of the company against any liability asserted against such person. The companies have purchased and maintain insurance on behalf of their directors and officers.

Item 16.     Exhibits.

Exhibit
Number		Description

4.	1	Restated Certificate of Incorporation of WCI Communities, Inc., as amended(1)
4.	2	Second Amended and Restated By-Laws of WCI Communities, Inc., as amended(2)
4.	3	Indenture, dated as of August 5, 2003, by and among WCI Communities, Inc., certain of its subsidiaries and The Bank of New York*
4.	4	Form of 4.0% Contingent Convertible Senior Subordinated Notes due 2023 (included in Exhibit 4.3)*
4.	5	Form of Notation of Guarantee (included in Exhibit 4.3)*
4.	6	Registration Rights Agreement, dated as of August 5, 2003 by and among WCI Communities, Inc., certain of its subsidiaries and Deutsche Bank Securities Inc. and Raymond James & Associates, Inc.*
4.	7	Form of Specimen Certificate for common stock of WCI Communities, Inc.(3)
5.	1	Opinion of Simpson Thacher & Bartlett LLP as to the legality of the securities being registered**
5.	2	Opinion of Vivien N. Hastings, Counsel to WCI Communities, Inc.**
8.	1	Opinion of Simpson Thacher & Bartlett LLP as to tax matters**
12.	1	Statement re Computation of Ratios**
23.	1	Consent of Simpson Thacher & Bartlett LLP (contained in Exhibit 5.1)**
23.	2	Consent of Vivien N. Hastings (contained in Exhibit 5.2)**
23.	3	Consent of Simpson Thacher & Bartlett LLP (contained in Exhibit 8.1)**
23.	4	Consent of PricewaterhouseCoopers LLP**
24.	1	Power of Attorney (contained on signature pages of initial filing of the registration statement)
25.	1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as Trustee*

 *  Filed with initial filing of the registration statement on September 12, 2003.

**	Filed herewith

(1)	Incorporated by reference to Exhibit 3.1 filed with WCI Communities, Inc.’s Registration Statement on Form S-4 (Registration No. 333-87250).

(2)	Incorporated by reference to Exhibit 3.2 filed with WCI Communities, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003.

(3)	Incorporated by reference to Exhibit 4.3 filed with WCI Communities, Inc.’s Registration Statement on Form S-1 (Registration No. 333-69048).

Item 17.     Undertakings.

      The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

      The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bonita Springs, State of Florida, on the 6th day of November, 2003.

WCI COMMUNITIES, INC.

By:	/s/ JAMES P. DIETZ

Name: James P. Dietz

Title:	Senior Vice President

and Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on November 6, 2003 by or on behalf of the following persons in the capacities indicated.

Signature	Title

* Alfred Hoffman, Jr.	Chief Executive Officer and Director (principal executive officer)

* Don E. Ackerman	Chairman of the Board and Director

* James P. Dietz	Senior Vice President and Chief Financial Officer (principal financial officer)

* Steven C. Adelman	Senior Vice President and Treasurer

* Jerry L. Starkey	President, Chief Operating Officer and Director

* Scott A. Perry	Vice President and Chief Accounting Officer (principal accounting officer)

* Hilliard M. Eure, III	Director

* F. Philip Handy	Director

* Lawrence L. Landry	Director

Signature		Title

* Jay Sugarman		Director

* Stewart Turley		Director

*By:	/s/ JAMES D. CULLEN James D. Cullen Attorney-In-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bonita Springs, state of Florida, on the 6th day of November, 2003.

BAY COLONY-GATEWAY, INC.
Registrant

By:	/s/ JAMES P. DIETZ

Name: James P. Dietz

Title:	Senior Vice President

and Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on November 6, 2003 by or on behalf of the following persons in the capacities indicated with the registrant.

Signature	Title

* Alfred Hoffman, Jr.	Chief Executive Officer and Director (principal executive officer)

* Don E. Ackerman	Chairman of the Board and Director

* Jerry L. Starkey	President, Chief Operating Officer and Director

* James P. Dietz	Senior Vice President and Chief Financial Officer (principal financial officer)

* Steven C. Adelman	Senior Vice President and Treasurer

* Scott A. Perry	Vice President and Chief Accounting Officer (principal accounting officer)

* Hilliard M. Eure, III	Director

* F. Philip Handy	Director

* Lawrence L. Landry	Director

Signature		Title

* Jay Sugarman		Director

* Stewart Turley		Director

*By:	/s/ JAMES D. CULLEN James D. Cullen Attorney-In-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bonita Springs, state of Florida, on the 6th day of November, 2003.

TIBURON GOLF VENTURES, INC.
Registrant

By:	/s/ JAMES P. DIETZ

Name: James P. Dietz

Title:	Vice President

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on November 6, 2003 by or on behalf of the following persons in the capacities indicated with the registrant.

Signature		Title

* David L. Fry		President and Director (principal executive officer)

* George R. Page		Vice President and Director

* Steven C. Adelman		Vice President and Treasurer (principal financial officer and principle accounting officer)

* Michael R. Greenberg		Director

*By:	/s/ JAMES D. CULLEN James D. Cullen Attorney-In-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bonita Springs, state of Florida, on the 6th day of November, 2003.

FIRST FIDELITY TITLE, INC.
FLORIDA LIFESTYLE MANAGEMENT COMPANY
SUN CITY CENTER GOLF PROPERTIES, INC.
Registrant

By:	/s/ JAMES P. DIETZ

Name: James P. Dietz

Title:	Senior Vice President and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on November 6, 2003 by or on behalf of the following persons in the capacities indicated with the registrant.

Signature		Title

* Alfred Hoffman, Jr.		Chairman of the Board and Chief Executive Officer (principal executive officer)

* Jerry L. Starkey		President and Director

* James P. Dietz		Senior Vice President, Treasurer and Director (principal financial officer and principal accounting officer)

*By:	/s/ JAMES D. CULLEN James D. Cullen Attorney-In-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bonita Springs, state of Florida, on the 6th day of November, 2003.

LIVINGSTON ROAD, INC.
Registrant

By:	/s/ JAMES P. DIETZ

Name: James P. Dietz

Title:	Vice President and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on November 6, 2003 by or on behalf of the following persons in the capacities indicated with the registrant.

Signature		Title

* Jerry L. Starkey		President and Director (principal executive officer)

* Michael R. Greenberg		Vice President and Director

* James P. Dietz		Vice President, Treasurer and Director (principal financial officer and principal accounting officer)

*By:	/s/ JAMES D. CULLEN James D. Cullen Attorney-In-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bonita Springs, state of Florida, on the 6th day of November, 2003.

WATERMARK REALTY, INC.
Registrant

By:	/s/ JAMES P. DIETZ

Name: James P. Dietz

Title:	Senior Vice President and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on November 6, 2003 by or on behalf of the following persons in the capacities indicated with the registrant.

Signature		Title

* Alfred Hoffman, Jr.		Chairman of the Board and Chief Executive Officer (principal executive officer)

* Roger A. Herman		President

* Jerry L. Starkey		Senior Vice President and Director

* David L. Fry		Senior Vice President and Director

* James P. Dietz		Senior Vice President, Treasurer and Director (principal financial officer and principal accounting officer)

*By:	/s/ JAMES D. CULLEN James D. Cullen Attorney-In-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bonita Springs, state of Florida, on the 6th day of November, 2003.

PELICAN LANDING GOLF RESORT VENTURES, INC.
Registrant

By:	/s/ JAMES P. DIETZ

Name: James P. Dietz

Title:	Vice President

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on November 6, 2003 by or on behalf of the following persons in the capacities indicated with the registrant.

Signature		Title

* David L. Fry		President and Director (principal executive officer)

* Randy A. Park		Vice President and Director

* Steven C. Adelman		Vice President, Treasurer and Director (principal financial officer and principal accounting officer)

*By:	/s/ JAMES D. CULLEN James D. Cullen Attorney-In-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bonita Springs, state of Florida, on the 6th day of November, 2003.

WCI REALTY, INC.
Registrant

By:	/s/ JAMES P. DIETZ

Name: James P. Dietz

Title:	Vice President

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on November 6, 2003 by or on behalf of the following persons in the capacities indicated with the registrant.

Signature		Title

* Jerry L. Starkey		President (principal executive officer)

* Michael R. Greenberg		Senior Vice President and Director

* R. Michael Curtin		Senior Vice President and Director

* Steven C. Adelman		Vice President, Treasurer and Director (principal financial officer and principal accounting officer)

*By:	/s/ JAMES D. CULLEN James D. Cullen Attorney-In-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bonita Springs, state of Florida, on the 6th day of November, 2003.

WCI HOMES, INC.
Registrant

By:	/s/ JAMES D. CULLEN

Name: James D. Cullen

Title: Vice President

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on November 6, 2003 by or on behalf of the following persons in the capacities indicated with the registrant.

Signature		Title

* Armando J. Goenaga		President and Director (principal executive officer)

* Charles E. Brasington		Treasurer (principal financial officer and principal accounting officer)

* Michael R. Greenberg		Director

* Timothy Oak		Vice President and Director

*By:	/s/ JAMES D. CULLEN James D. Cullen Attorney-In-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bonita Springs, state of Florida, on the 6th day of November, 2003.

WCI GOLF GROUP, INC.
Registrant

By:	/s/ JAMES P. DIETZ

Name: James P. Dietz

Title:	Vice President

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on November 6, 2003 by or on behalf of the following persons in the capacities indicated with the registrant.

Signature		Title

* David L. Fry		President and Director (principal executive officer)

* Steven C. Adelman		Vice President and Director

* John J. Ferry, III		Treasurer and Director (principal financial officer and principal accounting officer)

*By:	/s/ JAMES D. CULLEN James D. Cullen Attorney-In-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bonita Springs, state of Florida, on the 6th day of November, 2003.

FINANCIAL RESOURCES GROUP, INC.
Registrant

By:	/s/ JAMES P. DIETZ

Name: James P. Dietz

Title:	Senior Vice President and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on November 6, 2003 by or on behalf of the following persons in the capacities indicated with the registrant.

Signature		Title

* Alfred Hoffman, Jr.		Chairman of the Board and Chief Executive Officer (principal executive officer)

* Jerry L. Starkey		President and Director

* Michael R. Greenberg		Senior Vice President, Secretary and Director

* James P. Dietz		Senior Vice President, Treasurer and Director (principal financial officer and principal accounting officer)

*By:	/s/ JAMES D. CULLEN James D. Cullen Attorney-In-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bonita Springs, state of Florida, on the 6th day of November, 2003.

WCI COMMUNITIES PROPERTY MANAGEMENT, INC.
Registrant

By:	/s/ JAMES P. DIETZ

Name: James P. Dietz
Title: Vice President

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on November 6, 2003 or on behalf of the following persons in the capacities indicated with the registrant.

Signature		Title

* Jerry L. Starkey		President (principal executive officer)

* Michael R. Greenberg		Senior Vice President and Director

* Michael I. Hessel		Vice President, Treasurer and Director (principal financial officer and principal accounting officer)

* Sylvia Keith		Secretary and Director

*By:	/s/ JAMES D. CULLEN James D. Cullen Attorney-In-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bonita Springs, state of Florida, on the 6th day of November, 2003.

WATERMARK REALTY REFERRAL, INC.
Registrant

By:	/s/ JAMES P. DIETZ

Name: James P. Dietz

Title:	Senior Vice President and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on November 6, 2003 by or on behalf of the following persons in the capacities indicated with the registrant.

Signature		Title

* Alfred Hoffman, Jr.		Chairman of the Board and Chief Executive Officer (principal executive office)

* Jerry L. Starkey		Director

* Roger A. Herman		President

* James P. Dietz		Senior Vice President, Treasurer and Director (principal financial officer and principal accounting officer)

* Michael R. Greenberg		Senior Vice President and Director

*By:	/s/ JAMES D. CULLEN James D. Cullen Attorney-In-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bonita Springs, state of Florida, on the 6th day of November, 2003.

TARPON COVE YACHT & RACQUET CLUB, INC.
Registrant

By:	/s/ JAMES P. DIETZ

Name: James P. Dietz

Title:	Vice President

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on November 6, 2003 by or on behalf of the following persons in the capacities indicated with the registrant.

Signature		Title

* Charles E. Brasington		President and Director (principal executive officer)

* Richard G. Newman, Jr.		Vice President and Director

* Steven C. Adelman		Vice President and Treasurer (principal financial officer and principal accounting officer)

* Michael I. Hessel		Vice President and Director

*By:	/s/ JAMES D. CULLEN James D. Cullen Attorney-In-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bonita Springs, state of Florida, on the 6th day of November, 2003.

TH	E COLONY AT PELICAN LANDING GOLF CLUB, INC.

Registrant

By:	/s/ JAMES P. DIETZ

Name: James P. Dietz

Title:	Vice President

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on November 6, 2003 by or on behalf of the following persons in the capacities indicated with the registrant.

Signature		Title

* George R. Page		President and Director (principal executive officer)

* David L. Fry		Vice President and Director

* Stefan O. Johansson		Vice President and Director

* John J. Ferry, III		Treasurer (principal financial officer and principal accounting officer)

*By:	/s/ JAMES D. CULLEN James D. Cullen Attorney-In-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bonita Springs, state of Florida, on the 6th day of November, 2003.

SUN CITY CENTER REALTY, INC.
Registrant

By:	/s/ JAMES P. DIETZ

Name: James P. Dietz

Title:	Senior Vice President and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on November 6, 2003 by or on behalf of the following persons in the capacities indicated with the registrant.

Signature		Title

* Alfred Hoffman, Jr.		Chairman of the Board and Chief Executive Officer (principal executive officer)

* Robert C. Beyer, Jr.		President

* Jerry L. Starkey		Senior Vice President and Director

* James P. Dietz		Senior Vice President, Treasurer and Director (principal financial officer and principal accounting officer)

*By:	/s/ JAMES D. CULLEN James D. Cullen Attorney-In-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bonita Springs, state of Florida, on the 6th day of November, 2003.

SARASOTA TOWER, INC.
Registrant

By:	/s/ JAMES P. DIETZ

Name: James P. Dietz
Title: Vice President

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on November 6, 2003 by or on behalf of the following persons in the capacities indicated with the registrant.

Signature		Title

* George R. Page		President and Director (principal executive officer)

* James P. Dietz		Vice President and Director

* Christopher J. Hanlon		Vice President, Secretary and Director

* Marcienne Tiebout-Touron		Treasurer (principal financial officer and principal accounting officer)

*By:	/s/ JAMES D. CULLEN James D. Cullen Attorney-In-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bonita Springs, state of Florida, on the 6th day of November, 2003.

FLORIDA DESIGN COMMUNITIES, INC.
Registrant

By:	/s/ VIVIEN N. HASTINGS

Name: Vivien N. Hastings
Title: Secretary

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on November 6, 2003 by or on behalf of the following persons in the capacities indicated with the registrant.

Signature		Title

* Wanda Z. Cross		President and Director (principal executive officer)

* Vivien N. Hastings		Secretary and Director

* Steven C. Adelman		Vice President, Treasurer and Director (principal financial officer and principal accounting officer)

*By:	/s/ JAMES D. CULLEN James D. Cullen Attorney-In-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bonita Springs, state of Florida, on the 6th day of November, 2003.

PELICAN LANDING COMMUNITIES, INC.
Registrant

By:	/s/ VIVIEN N. HASTINGS

Name: Vivien N. Hastings

Title:	Secretary

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on November 6, 2003 by or on behalf of the following persons in the capacities indicated with the registrant.

Signature		Title

* Christopher J. Hanlon		President and Director (principal executive officer)

* Marcienne Tiebout-Touron		Treasurer (principal financial officer and principal accounting officer)

* Stefan O. Johansson		Vice President and Director

* Andrew J. Hjortaas		Vice President and Director

*By:	/s/ JAMES D. CULLEN James D. Cullen Attorney-In-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bonita Springs, state of Florida, on the 6th day of November, 2003.

MARBELLA AT PELICAN BAY, INC.
Registrant

By:	/s/ JAMES P. DIETZ

Name: James P. Dietz

Title:	Vice President

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on November 6, 2003 by or on behalf of the following persons in the capacities indicated with the registrant.

Signature		Title

* George R. Page		President and Director (principal executive officer)

* Steven C. Adelman		Vice President and Treasurer (principal financial officer and principal accounting officer)

* Christopher J. Hanlon		Vice President and Director

* Stefan O. Johansson		Vice President and Director

*By:	/s/ JAMES D. CULLEN James D. Cullen Attorney-In-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bonita Springs, state of Florida, on the 6th day of November, 2003.

JYC HOLDINGS, INC.
Registrant

By:	/s/ JAMES P. DIETZ

Name: James P. Dietz

Title:	Vice President and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on November 6, 2003 by or on behalf of the following persons in the capacities indicated with the registrant.

Signature		Title

* George R. Page		President and Director (principal executive officer)

* James P. Dietz		Vice President, Treasurer and Director (principal financial officer and principal accounting officer)

* Stefan O. Johansson		Vice President and Director

*By:	/s/ JAMES D. CULLEN James D. Cullen Attorney-In-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bonita Springs, state of Florida, on the 6th day of November, 2003.

GATEWAY COMMUNICATIONS SERVICES, INC.
Registrant

By:	/s/ JAMES P. DIETZ

Name: James P. Dietz

Title:	Vice President

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on November 6, 2003 by or on behalf of the following persons in the capacities indicated with the registrant.

Signature		Title

* Robert Gislason		President and Director (principal executive officer)

* Charles E. Brasington		Vice President and Director

* Vivien N. Hastings		Vice President, Secretary and Director

* Steven C. Adelman		Vice President and Treasurer (principal financial officer and principal accounting officer)

*By:	/s/ JAMES D. CULLEN James D. Cullen Attorney-In-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bonita Springs, state of Florida, on the 6th day of November, 2003.

GATEWAY COMMUNITIES, INC.
Registrant

By:	/s/ JAMES P. DIETZ

Name: James P. Dietz

Title:	Vice President

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on November 6, 2003 by or on behalf of the following persons in the capacities indicated with the registrant.

Signature		Title

* Robert Gislason		President and Director (principal executive officer)

* Charles E. Brasington		Vice President and Director

* Vivien N. Hastings		Vice President, Secretary and Director

* Steven C. Adelman		Vice President and Treasurer (principal financial officer and principal accounting officer)

*By:	/s/ JAMES D. CULLEN James D. Cullen Attorney-In-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bonita Springs, state of Florida, on the 6th day of November, 2003.

FLORIDA NATIONAL PROPERTIES, INC.
Registrant

By:	/s/ VIVIEN N. HASTINGS

Name: Vivien N. Hastings

Title: Vice President and Assistant Secretary

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on November 6, 2003 by or on behalf of the following persons in the capacities indicated with the registrant.

Signature		Title

* Albert F. Moscato, Jr.		President and Director (principal executive officer)

* David R. Dyess		Vice President, Secretary and Director

* Steven C. Adelman		Vice President and Treasurer (principal financial officer and principal accounting officer)

*By:	/s/ JAMES D. CULLEN James D. Cullen Attorney-In-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bonita Springs, state of Florida, on the 6th day of November, 2003.

COMMUNITIES FINANCE COMPANY, LLC
Registrant

By:	/s/ JAMES P. DIETZ

Name: James P. Dietz

Title:	Vice President

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on November 6, 2003 by or on behalf of the following persons in the capacities indicated with the registrant.

Signature		Title

* Jerry L. Starkey		President and Manager (principal executive officer)

* James P. Dietz		Vice President and Manager

* Steven C. Adelman		Vice President and Treasurer (principal financial officer and principal accounting officer)

*By:	/s/ JAMES D. CULLEN James D. Cullen Attorney-In-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bonita Springs, state of Florida, on the 6th day of November, 2003.

CORAL RIDGE PROPERTIES, INC.
CORAL RIDGE REALTY SALES, INC.
Registrant

By:	/s/ VIVIEN N. HASTINGS

Name: Vivien N. Hastings
Title: Secretary

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on November 6, 2003 by or on behalf of the following persons in the capacities indicated with the registrant.

Signature		Title

* Albert F. Moscato, Jr.		President and Director (principal executive officer)

* Steven C. Adelman		Vice President, Treasurer and Director (principal financial officer and principal accounting officer)

*By:	/s/ JAMES D. CULLEN James D. Cullen Attorney-In-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bonita Springs, state of Florida, on the 6th day of November, 2003.

COMMUNITIES HOME BUILDERS, INC.
Registrant

By:	/s/ JAMES P. DIETZ

Name: James P. Dietz
Title: Vice President

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on November 6, 2003 by or on behalf of the following persons in the capacities indicated with the registrant.

Signature		Title

* Armando J. Goenaga		President and Director (principal executive officer)

* Steven C. Adelman		Vice President, Treasurer and Director (principal financial officer and principal accounting officer)

* Alfred Hoffman, Jr.		Director

*By:	/s/ JAMES D. CULLEN James D. Cullen Attorney-In-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bonita Springs, state of Florida, on the 6th day of November, 2003.

COMMUNITIES AMENITIES, INC.
Registrant

By:	/s/ JAMES P. DIETZ

Name: James P. Dietz

Title:	Vice President

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on November 6, 2003 by or on behalf of the following persons in the capacities indicated with the registrant.

Signature		Title

* David L. Fry		President and Director (principal executive officer)

* Steven C. Adelman		Vice President, Treasurer and Director (principal financial officer and principal accounting officer)

* Alfred Hoffman, Jr.		Director

*By:	/s/ JAMES D. CULLEN James D. Cullen Attorney-In-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bonita Springs, state of Florida, on the 6th day of November, 2003.

BAY COLONY OF NAPLES, INC.
Registrant

By:	/s/ VIVIEN N. HASTINGS

Name: Vivien N. Hastings

Title:	Secretary

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on November 6, 2003 by or on behalf of the following persons in the capacities indicated with the registrant.

Signature		Title

* George R. Page		President and Director (principal executive officer)

* Steven C. Adelman		Vice President, Treasurer and Director (principal financial officer and principal accounting officer)

* Vivien N. Hastings		Secretary and Director

*By:	/s/ JAMES D. CULLEN James D. Cullen Attorney-In-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bonita Springs, state of Florida, on the 6th day of November, 2003.

CORAL RIDGE COMMUNITIES, INC.
Registrant

By:	/s/ VIVIEN N. HASTINGS

Name: Vivien N. Hastings

Title:	Secretary

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on November 6, 2003 by or on behalf of the following persons in the capacities indicated with the registrant.

Signature		Title

* Albert F. Moscato, Jr.		President and Director (principal executive officer)

* Paul J. Angelo		Vice President and Director

* Steven C. Adelman		Vice President and Treasurer (principal financial officer and principal accounting officer)

*By:	/s/ JAMES D. CULLEN James D. Cullen Attorney-In-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bonita Springs, state of Florida, on the 6th day of November, 2003.

HERON BAY GOLF COURSE PROPERTIES, INC.
HERON BAY, INC.
Registrant

By:	/s/ VIVIEN N. HASTINGS

Name: Vivien N. Hastings
Title: Secretary

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on November 6, 2003 by or on behalf of the following persons in the capacities indicated with the registrant.

Signature		Title

* Albert F. Moscato, Jr.		President and Director (principal executive officer)

* Steven C. Adelman		Vice President and Treasurer (principal financial officer and principal accounting officer)

*By:	/s/ JAMES D. CULLEN James D. Cullen Attorney-In-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bonita Springs, state of Florida, on the 6th day of November, 2003.

CORAL RIDGE REALTY, INC.
Registrant

By:	/s/ JAMES D. CULLEN

Name: James D. Cullen

Title:	Vice President

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on November 6, 2003 by or on behalf of the following persons in the capacities indicated with the registrant.

Signature		Title

* Mark Smietana		President and Director (principal executive officer)

* Albert F. Moscato, Jr.		Vice President and Director

* Steven C. Adelman		Vice President, Treasurer and Director (principal financial officer and principal accounting officer)

*By:	/s/ JAMES D. CULLEN James D. Cullen Attorney-In-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bonita Springs, state of Florida, on the 6th day of November, 2003.

PELICAN LANDING PROPERTIES, INC.
Registrant

By:	/s/ VIVIEN N. HASTINGS

Name: Vivien N. Hastings

Title:	Secretary

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on November 6, 2003 by or on behalf of the following persons in the capacities indicated with the registrant.

Signature		Title

* Christopher J. Hanlon		President and Director (principal executive officer)

* Marcienne Tiebout-Touron		Treasurer (principal financial officer and principal accounting officer)

* Andrew J. Hjortaas		Director

* Stefan O. Johansson		Director

*By:	/s/ JAMES D. CULLEN James D. Cullen Attorney-In-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bonita Springs, state of Florida, on the 6th day of November, 2003.

BAY COLONY REALTY ASSOCIATES, INC.
GATEWAY REALTY SALES, INC.
PELICAN BAY PROPERTIES, INC.
PELICAN MARSH PROPERTIES, INC.
TARPON COVE REALTY, INC.
Registrant

By:	/s/ VIVIEN N. HASTINGS

Name: Vivien N. Hastings

Title:	Secretary

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on November 6, 2003 by or on behalf of the following persons in the capacities indicated with the registrant.

Signature		Title

* Wanda Z. Cross		President and Director (principal executive officer)

* Steven C. Adelman		Vice President, Treasurer and Director (principal financial officer and principal accounting officer)

* Vivien N. Hastings		Secretary and Director

*By:	/s/ JAMES D. CULLEN James D. Cullen Attorney-In-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bonita Springs, state of Florida, on the 6th day of November, 2003.

WCI CAPITAL CORPORATION
Registrant

By:	/s/ JAMES P. DIETZ

Name: James P. Dietz

Title:	Vice President and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on November 6, 2003 by or on behalf of the following persons in the capacities indicated with the registrant.

Signature		Title

* Jerry L. Starkey		President and Director (principal executive officer)

* James P. Dietz		Vice President, Treasurer and Director (principal financial officer and principal accounting officer)

*By:	/s/ JAMES D. CULLEN James D. Cullen Attorney-In-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bonita Springs, state of Florida, on the 6th day of November, 2003.

COMMUNITY SPECIALIZED SERVICES, INC.
Registrant

By:	/s/ JAMES D. CULLEN

Name: James D. Cullen

Title:	Vice President

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on November 6, 2003 by or on behalf of the following persons in the capacities indicated with the registrant.

Signature		Title

* Charles E. Brasington		President, Treasurer and Director (principal executive officer, principal financial officer and principal accounting officer)

* Jerry L. Starkey		Director

* James P. Dietz		Director

*By:	/s/ JAMES D. CULLEN James D. Cullen Attorney-In-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bonita Springs, state of Florida, on the 6th day of November, 2003.

WCI ARCHITECTURE & LAND PLANNING, INC.
Registrant

By:	/s/ JAMES D. CULLEN

Name: James D. Cullen

Title:	Vice President

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on November 6, 2003 by or on behalf of the following persons in the capacities indicated with the registrant.

Signature		Title

* Jerry L. Starkey		President and Director (principal executive officer)

* James P. Dietz		Treasurer and Director (principal financial officer and principal accounting officer)

* Marco A. Ruiz		Vice President and Director

*By:	/s/ JAMES D. CULLEN James D. Cullen Attorney-In-Fact

EXHIBIT INDEX

Exhibit
Number		Description

4.	1	Restated Certificate of Incorporation of WCI Communities, Inc., as amended(1)
4.	2	Second Amended and Restated By-Laws of WCI Communities, Inc., as amended(2)
4.	3	Indenture, dated as of August 5, 2003, by and among WCI Communities, Inc., certain of its subsidiaries and The Bank of New York*
4.	4	Form of 4.0% Contingent Convertible Senior Subordinated Notes due 2023 (included in Exhibit 4.3)*
4.	5	Form of Notation of Guarantee (included in Exhibit 4.3)*
4.	6	Registration Rights Agreement, dated as of August 5, 2003 by and among WCI Communities, Inc., certain of its subsidiaries and Deutsche Bank Securities Inc. and Raymond James & Associates, Inc.*
4.	7	Form of Specimen Certificate for common stock of WCI Communities, Inc.(3)
5.	1	Opinion of Simpson Thacher & Bartlett LLP as to the legality of the securities being registered**
5.	2	Opinion of Vivien N. Hastings, Counsel to WCI Communities, Inc.**
8.	1	Opinion of Simpson Thacher & Bartlett LLP as to tax matters**
12.	1	Statement re Computation of Ratios**
23.	1	Consent of Simpson Thacher & Bartlett LLP (contained in Exhibit 5.1)**
23.	2	Consent of Vivien N. Hastings (contained in Exhibit 5.2)**
23.	3	Consent of Simpson Thacher & Bartlett LLP (contained in Exhibit 8.1)**
23.	4	Consent of PricewaterhouseCoopers LLP**
24.	1	Power of Attorney (contained on signature pages of initial filing of the registration statement)
25.	1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York as Trustee*

 *  Filed with initial filing of the registration statement on September 12, 2003

**	Filed herewith

(1)	Incorporated by reference to Exhibit 3.1 filed with WCI Communities, Inc.’s Registration Statement on Form S-4 (Registration No. 333-87250).

(2)	Incorporated by reference to Exhibit 3.2 filed with WCI Communities, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003.

(3)	Incorporated by reference to Exhibit 4.3 filed with WCI Communities, Inc.’s Registration Statement on Form S-1 (Registration No. 333-69048).